Exhibit 4.4

CLIFFORD CHANCE LLP

CONFORMED COPY

$4,000,000,000

CREDIT AGREEMENT

DATED 11 FEBRUARY 2012

AS AMENDED ON 6 MARCH 2012

FOR

ABB TREASURY CENTER (USA), INC.

AS BORROWER

ABB LTD

AS GUARANTOR

WITH

BANC OF AMERICA SECURITIES LIMITED

AS INITIAL MANDATED LEAD ARRANGER

AND

BANC OF AMERICA SECURITIES LIMITED

AS FACILITY AGENT

TERM CREDIT AGREEMENT

THIS AGREEMENT is dated 11 February 2012, as amended on 6 March 2012, and made

BETWEEN:

(1)                                 ABB LTD, a company incorporated in Switzerland whose registered office is at Affolternstrasse 44, CH-8050 Zurich, Switzerland (“ABB” or the “Guarantor”);

(2)                                 THE SUBSIDIARIES OF ABB listed in Part II of Schedule 1 (The Original Obligors) as original borrower (the “Original Borrower”);

(3)                                 BANC OF AMERICA SECURITIES LIMITED as initial mandated lead arranger and BANC OF AMERICA SECURITIES LIMITED as bookrunner (acting in each such capacity, the “Initial Mandated Lead Arranger”) and BARCLAYS CAPITAL (THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC), BNP PARIBAS, CITIGROUP GLOBAL MARKETS LIMITED, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, CREDIT SUISSE AG, LONDON BRANCH, GOLDMAN SACHS INTERNATIONAL, HSBC BANK PLC, J.P. MORGAN LIMITED, MORGAN STANLEY BANK INTERNATIONAL LIMITED, NORDEA BANK AB (PUBL), MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), SOCIÉTÉ GÉNÉRALE, LONDON BRANCH, HANDELSBANKEN CAPITAL MARKETS, SVENSKA HANDELSBANKEN AB (PUBL), THE ROYAL BANK OF SCOTLAND PLC and UBS AG each as a new mandated lead arranger (each a “New Mandated Lead Arranger”);(1)

(4)                                 THE FINANCIAL INSTITUTIONS listed in Part I of Schedule 1 (The Original Lenders) as original lenders (the “Original Lenders”); and

(5)                                 BANC OF AMERICA SECURITIES LIMITED as facility agent (the “Facility Agent”).

(1)  Each of the New Mandated Lead Arrangers acceded to this Term Credit Agreement on the Syndication Date.

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“ABR” shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as announced from time to time by Bank of America, N.A. as its “prime rate” at its principal office in New York City.  The “prime rate” is a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in ABR due to a change in such rate announced by Bank of America, N.A. or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the announcement of such change.

“Acquisition” means the acquisition of the Target pursuant to the terms of the Acquisition Document.

“Acquisition Costs” means all fees, costs and expenses, stamp, registration and other Taxes incurred by a Group Company in connection with the Acquisition.

“Acquisition Document” means the agreement and plan of merger dated as of 29 January 2012, by and among ABB, Merger Sub and the Target relating to the Acquisition.

“Additional Borrower” means any wholly owned Subsidiary of ABB that has become an Additional Borrower in accordance with Clause 23.2 (Additional Borrowers).

“Advance” means an advance made or to be made under the Facility or the principal amount outstanding for the time being of that advance.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

“Agreed Jurisdiction” means the United States of America and any other country approved by all the Lenders.

“Anti-Terrorism Law” means each of:

(a)                                 U.S. Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued September 23, 2001, as amended by Order 13268 (as so amended, the “Executive Order”);

(b)                                 the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act) (the “USA PATRIOT Act”) as amended;

(c)                                  the Money Laundering Control Act of 1986, 18 U.S.C. sect. 1956;

(d)                                 the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq, the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq, any Executive Order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury; and

(e)                                  any similar law enacted in the United States of America subsequent to the date of this Agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

“Availability Period” means:

(a)                                 in respect of Tranche A, the period from the date of this Agreement up to and including the earlier of:

(i)                                     the date falling nine Months after the date of this Agreement; and

(ii)                                  the Closing Date; and

(b)                                 in respect of Tranche B, the period from the date of this Agreement up to and including the earlier of:

(i)                                     the date which is three Months after the Closing Date; and

(ii)                                  the date falling nine Months after the date of this Agreement.

“Available Commitment” means, in relation to a Tranche, a Lender’s Commitment under that Tranche minus:

(a)                                 the amount of its participation in any outstanding Advances under that Tranche; and

(b)                                 in relation to any proposed Utilisation under that Tranche, the amount of its participation in any other Advances that are due to be made under that Tranche on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Tranche, the aggregate for the time being of each Lender’s Available Commitment in respect of that Tranche.

“Borrower” means the Original Borrower and each Additional Borrower, provided that it has not been released from its rights and obligations under this Agreement in accordance with Clause 23.3 (Resignation of a Borrower).

“Borrower Accession Letter” means a letter substantially in the form set out in Schedule 6 (Form of Borrower Accession Letter).

“Break Costs” means the amount (if any) by which:

(a)                                 the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day which is both a London Business Day and a New York Business Day.

“Clean-Up Period” means the period commencing on the date of this Agreement and ending on the date falling 120 days after the Closing Date.

“Closing Certificate” means the certificate referred to in paragraph 3(d) of Part 1 of Schedule 2 (Conditions Precedent).

“Closing Date” means the date on which the Acquisition completes in accordance with the terms of the Acquisition Document.

“Code” means the U.S. Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“Commitment” means a Tranche A Commitment or a Tranche B Commitment.

“Commitment Letter” means the commitment letter (including all appendices and attachments thereto) relating to the Facility dated 29 January 2012 from Banc of America Securities Limited to ABB and acknowledged by ABB.

“Completion” means completion of the Acquisition in accordance with the terms of the Acquisition Document and so that the Effective Time (as defined in the Acquisition Document) has occurred.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which (with the expiry of a grace period or the giving of any notice specified in Clause 21 (Events of Default)) would be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                 which has failed to make its participation in an Advance available or has notified the Facility Agent that it will not make its participation in an Advance available by the Utilisation Date of that Advance in accordance with Clause 5.4 (Lenders’ participation);

(b)                                 which has otherwise rescinded or repudiated a Finance Document; or

(c)                                  with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event,

and payment is made within 3 Business Days of its due date; or

(ii)                                  the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Designated Person” means any person or entity:

(a)                                 listed in the Annex to the Executive Order;

(b)                                 named as a “Specially Designated National and Blocked Person” on the most current list maintained by OFAC; or

(c)                                  in any successor list to either of the foregoing.

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Environmental Law” means any applicable law in any jurisdiction in which any Group Company conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“ERISA” means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“ERISA Affiliate” means, in relation to a member of the Group, each person (as defined in Section 3(9) of ERISA) which together with that member of the Group would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means:

(a)                                 the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived;

(b)                                 the application for a minimum funding waiver under Section 303 of ERISA with respect to a Plan;

(c)                                  the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

(d)                                 the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

(e)                                  the incurrence by any Obligor or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal by any Obligor or any ERISA Affiliate from a Multiple Employer Plan;

(f)                                   a lien under Section 302(f) of ERISA shall have occurred with respect to any Plan;

(g)                                  the termination of a Plan pursuant to Section 4042 of ERISA;

(h)                                 the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived;

(i)                                     the failure to make by its due date a required contribution with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan;

(j)                                    an action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Single Employer Plan (other than routine claims for benefits) is pending or threatened.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Existing Lender” has the meaning given to that term in Clause 22.1 (Assignments and transfers by the Lenders).

“Extension Request” has the meaning given to such term in paragraph (a) of Clause 6.2 (Extension Option).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Agent’s Spot Rate of Exchange” means the Facility Agent’s Spot Rate of Exchange for the purchase of the relevant currency with Dollars in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ notice) as the office or offices through which it will perform its obligations under this Agreement.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding New York Business Day by the Federal Reserve Bank of New York, provided that:

(a)                                 if such day is not a New York Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding New York Business Day; and

(b)                                 if no such rate is so published on such next succeeding New York Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Bank of America, N.A. on such day on such transactions as determined by the Facility Agent.

“Fee Letter” means (a) the fee letter dated 29 January 2012 between Banc of America Securities Limited and ABB and (b) any fee letter pursuant to Clause 2.2(e) (Increase).

“Finance Document” means this Agreement, the Commitment Letter, each Fee Letter, any Borrower Accession Letter, any Resignation Letter and any other document designated as such in writing by the Facility Agent and ABB.

“Finance Party” means any of the Facility Agent, the Mandated Lead Arrangers and the Lenders.

“First Extended Termination Date” means the date which is 180 days after the Initial Termination Date.

“GAAP” means, in relation to a company, generally accepted accounting principles in its jurisdiction of incorporation, US GAAP or IFRS, as applied by ABB in its consolidated financial statements.

“Group” means ABB and its Subsidiaries and “Group Company” means any one of them.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Obligor or any Finance Party which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards as issued by the International Accounting Standards Board.

“Illegal” means any time when:

(a)                                 any Order (as defined in the Acquisition Document) of any Governmental Entity (as defined in the Acquisition Document) having competent jurisdiction is entered enjoining the Target, ABB or Merger Sub from consummating the Acquisition and (for the purposes of paragraph (b) of Clause 7.7 (Mandatory cancellation: Acquisition Document) only) such Order (as defined in the Acquisition Document) has become final and non-appealable; or

(b)                                 any Law (as defined in the Acquisition Document) makes consummation of the Acquisition illegal or otherwise prohibited.

“Impaired Agent” means the Facility Agent at any time when:

(a)                                 it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                 it otherwise rescinds or repudiates a Finance Document;

(c)                                  (if it is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                 an Insolvency Event has occurred and is continuing with respect to it;

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)                                  the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 10 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Indebtedness” means, in relation to a person, its obligations (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

(a)                                 moneys borrowed;

(b)                                 any bond, note, loan stock, debenture or similar instrument;

(c)                                  any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility (or dematerialised equivalent);

(d)                                 any lease required under GAAP as at the date hereof to be treated as a finance lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent that they are sold on a non-recourse basis);

(f)                                   any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of payment obligations;

(g)                                  any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement (and, when calculating the value of such agreement(s) or instrument(s), only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of such agreement(s) or instrument(s), that amount) shall be taken into account);

(h)                                 any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise); or

(i)                                     any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (h) above.

“Information Package” means the following documents concerning the Group prepared by ABB in relation to the Facility and as distributed to the Finance Parties:

(a)                                 the consolidated audited numbers for ABB (20-F 17.3.2011) for its financial year ending on 31 December 2010 and the consolidated unaudited numbers for ABB for its financial year ending on 31 December 2011 (when available);

(b)                                 IR presentation on consolidated unaudited results of ABB for the third quarter of its financial year ending on 31 December 2011 and IR presentation on consolidated unaudited results of ABB for its financial year ending on 31 December 2011 (when available);

(c)                                  the press release for ABB’s consolidated unaudited results for the third quarter of its financial year ending on 31 December 2011 and the press release for ABB’s consolidated unaudited results for its financial year ending on 31 December 2011 (when available);

(d)                                 the Strategy Presentation from ABB Capital Markets Day (4.11.2011); and

(e)                                  the ABB IR presentation on the Acquisition.

“Initial Termination Date” means the date which is 364 days after the date of this Agreement.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 is insolvent and under an insolvency, bankruptcy or governmental proceeding or process:

(i)                                     that is not directly or indirectly undertaken for the purpose of restructuring, consolidating, amalgamating, merging, rehabilitating or reorganising that Finance Party to enable that Finance Party to continue its business; and

(ii)                                  that is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation;

(c)                                  (except where such action is directly or indirectly undertaken for the purpose of restructuring, consolidating, amalgamating, merging, rehabilitating or reorganising that Finance Party to enable it to continue its business) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official and such proceeding or petition is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation;

(d)                                 (except where such action is directly or indirectly undertaken for the purpose of restructuring, consolidating, amalgamating, merging, rehabilitating or reorganising that Finance Party to enable it to continue its business) has a resolution passed for its winding-up, official management or liquidation;

(e)                                  (except where such action is directly or indirectly undertaken for the purpose of restructuring, consolidating, amalgamating, merging, rehabilitating or reorganising that Finance Party to enable it to continue its business) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(f)                                   causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (e) above; or

(g)                                  takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Period” means, in relation to an Advance, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Lender” means:

(a)                                 any Original Lender; and

(b)                                 any bank which has become a Party as a Lender in accordance with Clause 2.2 (Increase) or Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Advance:

(a)                                 the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for Dollars for the Interest Period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period for that Advance and, if any such rate is below zero, LIBOR will be deemed to be zero.

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Majority Lenders” means a Lender or Lenders:

(a)                                 whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments; or

(b)                                 if the Total Commitments have been reduced to zero, whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

“Mandated Lead Arranger” means the Initial Mandated Lead Arranger and any other entity that has become a Mandated Lead Arranger in accordance with Clause 24 (Changes to the Mandated Lead Arrangers).

“Mandated Lead Arranger Accession Letter” means a letter substantially in the form set out in Schedule 11 (Form of Mandated Lead Arranger Accession Letter).

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 8 (Mandatory Cost).

“Margin” means 0.75 per cent. per annum, provided that such percentage rate per annum shall be increased by an amount equal to 0.25 per cent. per annum on the first day of each consecutive three Month period with the first of such three Month periods commencing on the date which is six Months after the Closing Date.

“Margin Stock” means margin stock or “margin security” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

“Material Subsidiary” shall mean:

(a)                                 as at the date of this Agreement, each Borrower and any Subsidiary of ABB that is listed in Schedule 9 (Material Subsidiaries); and

(b)                                 at any time thereafter,

(i)                                     each Borrower; and

(ii)                                  any Subsidiary of ABB, that:

(A)                               is the holding company of a country (not a region) and that, together with its Subsidiaries, has combined third party revenues or third party assets in excess of 5 per cent. of the consolidated revenues or consolidated total assets of the Group;

(B)                               on a non-consolidated (legal entity) basis has third party revenues or third party assets in excess of 10 per cent. of the consolidated revenues or consolidated total assets of the Group; or

(C)                               has any notes, bonds, debenture stock, loan stock or other securities outstanding to non-Group third parties and in respect of which a guarantee, keep-well agreement or other credit support has been provided by ABB, provided always that:

(D)                               the term “revenues” shall exclude any revenues attributable to activities classified as discontinued operations in the consolidated financial statements of the Group and the term “assets” shall exclude any assets classified as held-for-sale or as discontinued operations in the consolidated financial statements of the Group;

(E)                                all revenue and asset figures shall be prepared in accordance with generally accepted accounting principles used in preparation of the consolidated financial statements of the Group;

(F)                                 “third party revenues” shall exclude any revenues not included in total revenues in the consolidated income statement of the Group;

(G)                               “third party assets” shall exclude any assets that are not included in total assets in the consolidated balance sheet of the Group; and

(H)                              all revenue and asset figures shall be for the most recently completed financial year of ABB.

“Merger Sub” means Edison Acquisition Corporation, a Tennessee corporation and a wholly owned Subsidiary of ABB.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Multiemployer Plan” means a multiemployer plan, as defined in Section (3)(37) of ERISA, subject to Title IV of ERISA, contributed to for any employees of a U.S. Borrower or any ERISA Affiliate.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA, that (a) is maintained for employees of any Obligor or any ERISA Affiliate and at least one person other than the Obligors and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“New Lender” has the meaning given to that term in Clause 22.1 (Assignments and transfers by the Lenders).

“New York Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York.

“Obligors” means the Borrowers and the Guarantor.

“Original Obligors” means the Original Borrower and the Guarantor.

“Original Financial Statements” means:

(a)                                 in relation to ABB, the audited consolidated financial statements of the Group for the financial year ended 31 December 2010;

(b)                                 in relation to the Original Borrower, its financial statements for its financial year ended 31 December 2010 (audited if available); and

(c)                                  in relation to any Additional Borrower, its financial statements delivered pursuant to Part II of Schedule 2 (Additional Borrower Conditions Precedent) (audited if available).

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

“Party” means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Project Company” means any Subsidiary of ABB:

(a)                                 which is a single purpose company whose primary purpose is to invest in, lend to or carry out a specific project or portfolio of projects; and

(b)                                 none of whose liabilities to repay Project Finance Indebtedness are the subject of security or a guarantee, indemnity or any similar form of assurance,

undertaking or support by any Group Company save to the extent described in the definition of Project Finance Indebtedness.

“Project Finance Indebtedness” means:

(a)                                 any Indebtedness of a Project Company incurred to finance the project constituted by the assets and business of such Project Company or any Indebtedness of such Project Company incurred to refinance any such aforementioned Indebtedness; and

(b)                                 where neither the persons to whom such Indebtedness is owed (whether or not a Group Company) nor any other person shall have any recourse whatsoever to any Group Company (other than such Project Company) for the repayment or payment of any sum relating to such Indebtedness other than recourse directly or indirectly to any Group Company under any form of assurance or undertaking, which recourse (1) is limited to the enforcement of any share pledge granted by a Group Company over its shares in such Project Company or the enforcement of any security granted over a shareholder loan between a Group Company and such Project Company and/or (2) is limited to a claim for damages for breach of an obligation (not being a payment obligation) of the person against whom that recourse is available and/or (3) entitles the creditor for that Indebtedness or the relevant Project Company, upon default by the Project Company (or in other circumstances specified in the documentation relating to the project) to require a payment to be made (whether to or for the benefit of that creditor, the Project Company or another person), provided that, in the case of (3), where that payment is capable of being for an amount which is material either alone or as a percentage of the Indebtedness financing that project, such recourse is capable of being called on only during the period on or prior to practical completion of the project or of that portion of that project being financed by that Indebtedness; or

(c)                                  which the Majority Lenders shall have agreed to treat as Project Finance Indebtedness for the purposes of this Agreement.

“Qualifying Lender” has the meaning given to such term in Clause 12.1 (Definitions).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days (which for these purposes only shall mean a day on which banks are open for general business in London) before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means the principal London offices of Bank of America, N.A., Citibank, N.A., Credit Suisse AG and HSBC Bank plc or such other banks as may be appointed by the Facility Agent in consultation with ABB.

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Relevant Interbank Market” means the London interbank market.

“Reservations” means any general principles of law which are set out as qualifications as to matters of law in any legal opinion delivered to the Facility Agent under Schedule 2 (Conditions Precedent).

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Screen Rate” means the British Bankers Association Interest Settlement Rate for Dollars for the relevant period, displayed on the appropriate page of the Thomson Reuters screen.  If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with ABB and the Lenders.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Second Extended Termination Date” means the date which is 180 days after the First Extended Termination Date.

“Securitisations” means any local or global securitisation programme from time to time established (including as of the date of this Agreement) by any Group Company, each as may be modified, supplemented, renewed, substituted, varied or amended.

“Security” means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien and any other security interest of any kind whatsoever.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA, that is maintained or contributed to by any Obligor or any ERISA Affiliate for employees of any Obligor or any ERISA Affiliate and no person other than the Obligors and the ERISA Affiliates.

“Specified Time” means a time determined in accordance with Schedule 5 (Timetables).

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Swiss Guidelines” means guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt S-02.122.1 vom April 1999 betreffend Obligationen), circular letter No. 34 in relation to customer credit balances of 26 July 2011 (Kreisschreiben Nr. 34 vom 26. Juli 2011 betreffend Kundenguthaben), guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt S-02.123 vom 22. September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen), guideline S-02.130.1 in relation to accounts receivables of Swiss debtors of April

1999 (Merkblatt S-02.130.1 vom April 1999 Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter No. 15 in relation to bonds and derivative financial instruments of 7 February 2007 (Kreisschreiben Nr. 15 vom 7. Februar 2007 betreffend Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben) and guideline S-02.132 in relation to issuance stamp duty on fixed deposits of 1 April 1993 (Merkblatt S-02.132 vom 1. April 1993 betreffend Emissionsabgabe auf Festgeldanlagen bei inländischen Banken), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Swiss Stamp Tax” means a tax imposed under the Swiss Federal Act on Stamp Taxes of 27 June 1973 (Bundesgesetz über die Stempelabgaben) together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Swiss Withholding Tax” means the tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer) together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Syndication Date” means the day on which the Initial Mandated Lead Arranger confirms that the primary syndication of the Facility has been completed.

“Target” means Thomas & Betts Corporation, a Tennessee corporation.

“Target Group” means the Target and each of its Subsidiaries from time to time.

“Target Shares” means all the issued share capital in the Target.

“Target Shareholders” means all the holders of Target Shares.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the Initial Termination Date, as such date may be extended for Tranche B from time to time under Clause 6.2 (Extension Option).

“Total Commitments” means the aggregate of the Total Tranche A Commitments and the Total Tranche B Commitments.

“Total Tranche A Commitments” means the aggregate Tranche A Commitments of the Lenders, being $2,250,000,000 at the date of this Agreement.

“Total Tranche B Commitments” means the aggregate Tranche B Commitments of the Lenders, being $1,750,000,000 at the date of this Agreement.

“Tranche” means Tranche A or Tranche B.

“Tranche A” has the meaning given to that term in paragraph (a) of Clause 2.1 (The Facility).

“Tranche A Commitment” means:

(a)                                 in relation to an Original Lender, the amount set opposite its name under the heading “Tranche A Commitment” in Part I of Schedule 1 (The Original Lenders) and the amount of any other Tranche A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                 in relation to any other Lender, the amount of any Tranche A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche B” has the meaning given to that term in paragraph (b) of Clause 2.1 (The Facility).

“Tranche B Commitment” means:

(a)                                 in relation to an Original Lender, the amount set opposite its name under the heading “Tranche B Commitment” in Part I of Schedule 1 (The Original Lenders) and the amount of any other Tranche B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                 in relation to any other Lender, the amount of any Tranche B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and ABB.

“Transfer Date” means, in relation to a transfer, the later of:

(a)                                 the proposed Transfer Date specified in the Transfer Certificate; and

(b)                                 the date on which the Facility Agent executes the Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by a Borrower under the Finance Documents.

“U.S.” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“U.S. Borrower” means a Borrower whose jurisdiction of organisation is a state of the United States or the District of Columbia.

“US GAAP” means generally accepted accounting principles in the United States of America.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which an Advance is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I (Utilisation Request) of Schedule 3 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

1.2                               Construction

(a)                                 Any reference in this Agreement to:

(i)                                     “assets” includes, except in the definition of Material Subsidiary, present and future properties, revenues and rights of every description;

(ii)                                  “bank” means a bank entity that is licensed to provide banking services in accordance with applicable regulations in its jurisdiction of incorporation;

(iii)                               “Barclays Capital” is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

(iv)                              a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(v)                                 a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, the compliance with which is customary) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii)                           a “financial year” in relation to ABB, means a period in respect of which it is required to produce annual audited financial statements;

(viii)                        except where the context otherwise requires, words in the singular include the plural and in the plural include the singular;

(ix)                              a provision of law is a reference to that provision as amended or re-enacted; and

(x)                                 unless a contrary indication appears, a time of day is a reference to London time.

(b)                                 Where there is a reference in this Agreement to any amount, limit or threshold specified in Dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-Dollar amount shall, unless the context otherwise requires or the contrary is indicated, be counted on the basis of the equivalent in Dollars of that amount using the Facility Agent’s Spot Rate of Exchange.

(c)                                  Section, Clause and Schedule headings are for ease of reference only.

(d)                                 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                                  A Default is “continuing” if it has not been remedied or waived.

(f)                                   For the avoidance of doubt, where any person is party to this Agreement in more than one capacity, reference to that person in one capacity shall not (except where the context otherwise requires) include reference to it in any other capacity.

1.3                               Currency Symbols and Definitions

“$” and “Dollars” denote the lawful currency of the United States of America.

1.4                               Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

SECTION 2
THE FACILITY

2.                                      THE FACILITY

2.1                               The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower, a Dollar term loan facility in a maximum aggregate amount equal to the Total Commitments in two tranches as follows:

(a)                                 a term loan facility in an aggregate amount equal to the Total Tranche A Commitments (“Tranche A”); and

(b)                                 a term loan facility in an aggregate amount equal to the Total Tranche B Commitments (“Tranche B”).

2.2                               Increase

(a)                                 ABB may by giving prior notice to the Facility Agent by no later than the date falling 90 Business Days after the effective date of a cancellation of (i) the Available Commitments of a Defaulting Lender in accordance with paragraph (f) of Clause 7.11 (Right of replacement or repayment and cancellation in relation to a single Lender) or (ii) the Commitments of any Lender in accordance with Clause 7.1 (Lender Illegality) request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or the Commitments so cancelled as follows:

(i)                                     the increased Commitments will be assumed by one or more Lenders or other banks (each an “Increase Lender”) (none of which may be a member of the Group) selected by ABB and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(ii)                                  each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iii)                               each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)                              the Commitments of the other Lenders shall continue in full force and effect; and

(v)                                 any increase in the Total Commitments shall take effect on the date specified by ABB in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

No Lender shall have any obligation to act as an Increase Lender unless it indicates that it is willing to do so in accordance with sub-paragraph (i).

(b)                                 An increase in the Total Commitments will only be effective on:

(i)                                     the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)                                  in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to ABB and the Increase Lender.

(c)                                  Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                                 Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, ABB shall, on the date upon which the increase takes effect, promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(e)                                  ABB may pay to the Increase Lender a fee in the amount and at the times agreed between ABB and the Increase Lender in a letter between ABB and the Increase Lender setting out that fee.  A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

(f)                                   Clause 22.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)                                     an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                  the “New Lender” were references to that “Increase Lender”; and

(iii)                               a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3                               Lenders’ rights and obligations

(a)                                 The obligations of each Lender under the Finance Documents are several.  Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from any of the Obligors shall be a separate and independent debt.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4                               Facility Offices

(a)                                 Subject to paragraph (b) below, a Lender may (i) change its Facility Office for the purpose of this Agreement and/or (ii) nominate a different Facility Office for the purposes of making a particular Advance or particular type of Advance to any Borrower, in which event such Facility Office shall for the purposes of this Agreement be its Facility Office for that Advance or that type of Advance but not otherwise.

(b)                                 If a Lender changes its Facility Office or nominates a different Facility Office, (i) that Lender will notify the Facility Agent and ABB promptly (and, in any event, within 5 Business Days) of such change or, as the case may be, nomination, and until it does so, the Facility Agent and ABB will be entitled to assume that no such change has taken place and (ii) if the country of such Facility Office is not subject to the Financial Action Task Force any such change or, as the case may be, nomination shall be subject to the prior written consent of the Facility Agent.

2.5                               Borrowers’ right and obligations hereunder

(a)                                 Each Borrower by its execution of this Agreement or a Borrower Accession Letter irrevocably appoints ABB to act on its behalf as its agent in relation to the Finance Documents (in this capacity, the “Borrowers’ Agent”) and irrevocably authorises (i) ABB on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to execute on its behalf any Borrower Accession Letter and to make such agreements capable of being given or made by any Borrower notwithstanding that they may affect such Borrower, without further reference to or the consent of such Borrower and (ii) each Finance Party to give any notice, demand or other communication to such Borrower pursuant to the Finance Documents to ABB on its behalf, and in each case such Borrower shall be bound thereby as though such Borrower itself had given such notices and instructions (including, without limitation, any Utilisation Requests) or executed or made such agreements or received any such notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Borrowers’ Agent or given to the Borrowers’ Agent under this Agreement, or in connection with this Agreement (whether or not known to any other Borrower and whether occurring before or after such a Borrower became a Borrower under this Agreement) shall be binding for all purposes on all Borrowers as if the Borrowers had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Borrowers’ Agent and any Borrower, those of the Borrowers’ Agent shall prevail.

(c)                                  The Borrowers’ Agent may resign its appointment hereunder by giving not less than ten Business Days’ prior written notice to that effect to the Facility Agent, provided that no such resignation shall be effective until a successor consents in writing to the Facility Agent to be appointed.

3.                                      PURPOSE

3.1                               Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)                                 financing and/or refinancing the consideration to be paid to the Target Shareholders in connection with the Acquisition including payment to the holders of any options or awards over any Target Shares of any cash payments in connection with the cancellation or surrender of such options or awards (or paying compensation (if any) in relation to any such options or awards);

(b)                                 replacing cash in the Group which has been applied for the purposes referred to in paragraph (a) above or paragraphs (c) or (d) below;

(c)                                  payment of the Acquisition Costs;

(d)                                 refinancing Indebtedness of the Target Group to third parties which is outstanding as at the date of first Utilisation of the Facility (including, without limitation, any break funding costs and any other costs, fees and expenses (and any Taxes thereon) payable in connection with such refinancing); and

(e)                                  in respect of amounts borrowed under Tranche B, repayment or prepayment of Advances under Tranche A.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

(a)                                 No Utilisation Request may be served unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2

(Conditions Precedent) (other than the Closing Certificate) in form and substance reasonably satisfactory to the Facility Agent.

(b)                                 The Facility Agent shall notify ABB and the Lenders promptly upon the conditions set out in paragraph (a) of this Clause 4.1 being satisfied.

4.2                               Further conditions precedent

(a)                                 The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if:

(i)                                     on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)                               no Default is continuing or would result from the proposed Advance;

(B)                               the representations to be made by ABB pursuant to Clause 18.19 (Repetition) are true in all respects; and

(C)                               such proposed Utilisation Date is not within 30 days of ABB providing notice to the Facility Agent in accordance with paragraph (a) of Clause 7.3 (Mandatory Prepayment on Change of Control).

(b)                                 Notwithstanding anything to the contrary in this Agreement:

(i)                                     if at any time the consummation of the Acquisition becomes Illegal then the Lenders will not be obliged to comply with Clause 5.4 (Lenders’ participations) unless and until the date (if any) during the Availability Period on which the consummation of the Acquisition is no longer Illegal;

(ii)                                  the Facility Agent will only be obliged to make a Lender’s participation in an Advance available to a Borrower (and that Borrower shall only be entitled to receive the proceeds of that participation in such Advance) if the Facility Agent has received the Closing Certificate, duly dated and executed by an authorised signatory, in form and substance reasonably satisfactory to the Facility Agent.

(c)                                  An Advance will not be made if it would result in the amount of all Advances exceeding the Total Commitments.

4.3                               Maximum number of Advances

(a)                                 No Borrower may deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)                                     in respect of Tranche A, more than two Advances would be outstanding under Tranche A; and

(ii)                                  in respect of Tranche B, more than five Advances would be outstanding under Tranche B.

(b)                                 A Borrower may not request that an Advance be divided if, as a result of the proposed division, more than seven Advances would be outstanding.

SECTION 3
UTILISATION

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period or, in respect of the first Utilisation Date only, is a New York Business Day;

(ii)                                  it identifies the Tranche to be utilised;

(iii)                               the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)                              the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)                                 Only one Advance may be requested in each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request).

5.3                               Currency and amount

(a)                                 The currency specified in a Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) must be Dollars.

(b)                                 The amount of the proposed Advance must be a minimum of $200,000,000 and an integral multiple of $10,000,000 or, if less, the amount of the Available Facility.

5.4                               Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Advance.

(c)                                  The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                      REPAYMENT

6.1                               Repayment of Advances

(a)                                 Each Borrower shall repay each Advance made to it in full on the Termination Date.

(b)                                 No Borrower may reborrow any part of the Facility which is repaid.

6.2                               Extension Option

(a)                                 Subject to paragraph (g) below, ABB may (in its absolute discretion), by written notice delivered to the Facility Agent not more than 60 days and not less than 10 days prior to the Initial Termination Date (such notice, together with any notice delivered pursuant to paragraph (b) below, an “Extension Request”), request that the Termination Date for a portion of the Commitments under Tranche B outstanding on the Initial Termination Date equal to an amount which does not exceed the lower of:

(i)                                     the outstanding Commitments under that Tranche on the Initial Termination Date; and

(ii)                                  an amount equal to $1,500,000,000,

be extended to the First Extended Termination Date.

(b)                                 Subject to paragraph (g) below, ABB may (in its absolute discretion), by written notice delivered to the Facility Agent not more than 60 days and not less than 10 days prior to the First Extended Termination Date, request that the Termination Date for a portion of the Commitments under Tranche B outstanding on the First Extended Termination Date equal to an amount which does not exceed the lower of:

(i)                                     the aggregate of the outstanding Commitments under that Tranche on the First Extended Termination Date; and

(ii)                                  an amount equal to $1,500,000,000,

be extended to the Second Extended Termination Date.

(c)                                  Each Extension Request is unconditional and irrevocable and shall specify the outstanding Commitments under Tranche B requested to be extended pursuant to paragraph (a) or, as the case may be, paragraph (b) above.

(d)                                 The Facility Agent will forward a copy of any Extension Request to each Lender promptly upon receipt.

(e)                                  The Commitments requested to be extended pursuant to an Extension Request (the “Extended Commitments”) shall be automatically extended to the

Termination Date requested in that Extension Request upon receipt by the Facility Agent of that Extension Request.

(f)                                   The amount of each Lender’s portion of the Extended Commitments shall be calculated pro rata to the aggregate Commitments of that Lender to the relevant Tranche on the Termination Date which is applicable immediately prior to receipt by the Facility Agent of the relevant Extension Request.

(g)                                  An extension of any Commitments pursuant to paragraphs (a) and (b) above shall only take effect if:

(i)                                     no Event of Default has occurred and is continuing on the relevant Termination Date to be extended; and

(ii)                                  the representations in paragraph (a) of Clause 18.19 (Repetition) are true in all material respects, in each case, on the date of the relevant Extension Request and on the relevant Termination Date to be extended.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Lender Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance:

(a)                                 that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                 unless the repayment referred to in paragraph (c) below avoids such unlawfulness, upon the Facility Agent notifying ABB, the Commitment of that Lender will be immediately cancelled; and

(c)                                  each Borrower shall, to the extent necessary to avoid such unlawfulness, repay that Lender’s participation in the Advances made to it on the last day of the Interest Period for each Advance occurring after the Facility Agent has notified ABB or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than 5 Business Days after receipt of such notice or, if earlier, the last day of any applicable grace period permitted by law).

7.2                               Borrower Illegality

If it is or becomes unlawful for a Borrower to perform any of its obligations under the Finance Documents, save where such obligations are not, or could reasonably be considered not to be, material to the interests of the Lenders under the Finance Documents, that Borrower shall within 15 Business Days of being served with notice by the Facility Agent so to do, repay all Advances owing by it, together with accrued interest and all other amounts owing by it under the Finance Documents.

7.3                              Mandatory Prepayment on Change of Control

If any person (whether alone or together with any associated person) becomes the beneficial owner of shares in the issued share capital of ABB carrying the right to more than 50% of the votes exercisable at a general meeting of ABB:

(a)                                 ABB shall promptly notify the Facility Agent upon becoming aware of that event; and

(b)                                 if within 15 days following such notification to the Facility Agent any Lender so requests (by delivering a notice to ABB through the Facility Agent), each Borrower shall, no later than 15 days following such request, prepay that Lender’s portion of all outstanding Advances, together with accrued interest thereon and all other amounts owing to such Lender hereunder and cancel that Lender’s Commitments.

For the purposes of this Clause 7.3, “associated person” means, in relation to any person, a person who is (i) “acting in concert” (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a “connected person” (as defined in section 1122 of the Corporation Tax Act 2010) of that person.

7.4                               Mandatory prepayment: Debt Proceeds

(a)                                 For the purpose of this Clause 7.4:

“Debt Proceeds” means all the proceeds of any private placement or any issue of any other debt capital markets instrument (whether on the domestic or international markets) (each a “debt instrument” for the purposes of this Clause 7.4 (Mandatory prepayment: Debt Proceeds) and Clause 7.8 (Mandatory cancellation: Debt Proceeds)), in each case, by a member of the Group except for Excluded Debt Proceeds and after deducting from such proceeds:

(i)                                     reasonable costs and expenses incurred by any member of the Group to persons who are not members of the Group in connection with that issue and/or the making available of such funds to the Borrower for prepayment; and

(ii)                                  any Tax that may be required to be paid by any member of the Group in connection with such issue and/or the making available of such funds to the Borrower for prepayment (as reasonably determined by ABB or the relevant Group Company), with respect to such private placement or issue to persons who are not members of the Group.

“Excluded Debt Proceeds” means:

(i)                                     in relation to all debt instruments in a currency other than Dollars (other than an issue referred to in paragraph (ii) below), the proceeds of all such debt instruments received by the Group up to an aggregate amount of the relevant currency which is equal to $1,500,000,000

(calculated by reference to the applicable Facility Agent’s Spot Rate of Exchange on the launch date of such issuance); and

(ii)                                  proceeds received by the Group:

(A)                               pursuant to the issue of any commercial paper;

(B)                               pursuant to the issuance of any debt instruments by a member of the Group in the People’s Republic of China, the Republic of India or the Federal Republic of Brazil;

(C)                               pursuant to the issue of any debt instrument where the issuers of any such debt instrument does not have access to the central treasury of the Group;

(D)                               pursuant to the issue of any debt instrument by a member of the Group issued for the purposes of refinancing

(1)                                 the bonds issued by the Target Group on or before the date of this Agreement; or

(2)                                 any indebtedness incurred by the Target Group during the period commencing on the date of the Acquisition Document and ending on the Closing Date; or

(E)                                pursuant to the issue of any debt instrument by a member of the Group for the purposes of refinancing indebtedness of the Target Group outstanding on or before the date of this Agreement (other than bonds issued by the Target Group on or before the date of this Agreement) provided that an equivalent amount of the Commitments is cancelled pursuant to Clause 7.8 (Mandatory cancellation: Debt Proceeds).

(b)                                 ABB shall ensure that promptly upon receipt by a member of the Group of any Debt Proceeds, the Borrowers shall apply an amount equal to such Debt Proceeds in prepayment of outstanding Advances and cancellation of Available Commitments, in each case, at the times and in the order of application contemplated by Clause 7.6 (Mandatory prepayment: application and election).

7.5                               Mandatory prepayment:  Disposal Proceeds

(a)                                 For the purposes of this Clause 7.5:

“Disposal” means a sale or other disposal by a member of the Group of any undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the cash sale proceeds received by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds and after deducting:

(i)                                     reasonable costs and expenses incurred by any member of the Group to persons who are not members of the Group in connection with that Disposal and/or the making available of such funds to the Borrower for prepayment;

(ii)                                  any Tax that may be incurred and required to be paid by any member of the Group in connection with that Disposal and/or the making available of such funds to the Borrower for prepayment;

(iii)                               any provisions for liability incurred or assumed in connection with such Disposal (but only for so long as such liability exists) provided that ABB or the relevant Group Company has provided to the Facility Agent reasonable supporting evidence of such liability in form and substance satisfactory to the Facility Agent.

“Excluded Disposal Proceeds” means:

(i)                                     the cash sale proceeds of any Disposal which, by the operation of law, are not available to be repatriated or used for the purposes of prepayment of outstanding Advances as required pursuant to this Clause 7.5;

(ii)                                  the cash sale proceeds of any Disposal that are less than or equal to $250,000,000 (or its currency equivalent); and

(iii)                               for each Disposal in respect of which the Group has received aggregate cash sale proceeds in excess of $250,000,000 (or its currency equivalent), the first $250,000,000 of cash sale proceeds received by the Group from such Disposal.

(b)                                 ABB shall ensure that promptly upon receipt by a member of the Group of any Disposal Proceeds, the Borrowers shall apply an amount equal to such Disposal Proceeds in prepayment of outstanding Advances and cancellation of Available Commitments, in each case, at the times and in the order of application contemplated by Clause 7.6 (Mandatory prepayment: application and election).

7.6                               Mandatory prepayment: application and election

(a)                                 A prepayment made under Clause 7.4 (Mandatory prepayment: Debt Proceeds) or Clause 7.5 (Mandatory prepayment: Disposal Proceeds) shall be applied in the following order:

(i)                                     first, in prepayment of such Advances as ABB may specify (in its absolute discretion); and

(ii)                                  secondly, (in respect of any amounts not applied pursuant to paragraph (a)(i) above) in cancellation of the Available Facility in respect of such Tranche as ABB may specify (in its absolute discretion) (and the Available Commitments of the Lenders under the relevant Tranche will be cancelled rateably).

(b)                                 Unless ABB makes an election under paragraph (c) below, the Borrowers shall prepay Advances pursuant to paragraph (b) of Clause 7.4 (Mandatory prepayment: Debt Proceeds) and paragraph (b) of Clause 7.5 (Mandatory prepayment: Disposal Proceeds) promptly upon receipt of the relevant Debt Proceeds or, as the case may be, Disposal Proceeds.

(c)                                  Subject to paragraph (d) below, ABB may elect (in its absolute discretion) that any prepayment under paragraph (b) of Clause 7.4 (Mandatory prepayment: Debt Proceeds) or paragraph (b) of Clause 7.5 (Mandatory prepayment: Disposal Proceeds) be applied in prepayment of an Advance on the last day of the current Interest Period relating to that Advance provided that:

(i)                                     no Default is outstanding; and

(ii)                                  the last day of such Interest Period is one Month or less after the date on which such obligation to prepay outstanding Advances first arises.

(d)                                 If ABB has made an election under paragraph (c) above but a Default has occurred and is continuing, that election shall no longer apply and the proportion of the Advance in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

(e)                                  If ABB makes an election under paragraph (c) above then ABB shall procure that the relevant Debt Proceeds or, as the case may be, Disposal Proceeds in respect of which ABB has made an election under paragraph (b) above are paid into a separate and segregated trust account (as identified by the Facility Agent to ABB, such account being the “Trust Account”) held by the Facility Agent on behalf of the Lenders as soon as reasonably practicable after receipt by a member of the Group.

(f)                                   ABB and each Borrower irrevocably authorise the Facility Agent to apply amounts credited to the Trust Account to pay amounts due and payable pursuant to paragraphs (a) to (d) (inclusive) above and otherwise under the Finance Documents.

7.7                               Mandatory cancellation:  Acquisition Document

If:

(a)                                 on or before the Closing Date, the Acquisition Document is terminated or rescinded; or

(b)                                 the consummation of the Acquisition remains Illegal on the date falling 90 days after the date it became Illegal,

then in each case:

(i)                                     ABB shall promptly notify the Facility Agent upon becoming aware of that event; and

(ii)                                  the Total Commitments will be immediately cancelled in full.

7.8                               Mandatory cancellation: Debt Proceeds

(a)                                 ABB shall notify the Facility Agent immediately upon any member of the Group issuing a debt instrument as contemplated in paragraph (ii)(E) of the definition of “Excluded Debt Proceeds” in Clause 7.4 (Mandatory prepayment: Debt Proceeds).

(b)                                 The Available Commitments in respect of such Tranche that ABB may select in its absolute discretion shall be cancelled (reducing the Available Commitments of each Lender rateably under the relevant Tranche) in an aggregate amount equal to the aggregate issued amount of any debt instrument referred to in paragraph (a) above immediately upon such notification being provided by ABB to the Facility Agent pursuant to the terms of that paragraph.

7.9                               Voluntary cancellation

ABB may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $25,000,000 and an integral multiple of $10,000,000) of the Available Facility.  Any cancellation under this Clause 7.8 shall reduce rateably the Commitments of the Lenders under that Tranche.

7.10                        Voluntary Prepayment

A Borrower may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of an Advance made to it (but if in part, being an amount that reduces the amount of the Advance by a minimum amount of $25,000,000 and rounded as the Facility Agent may reasonably require).

7.11                        Right of replacement or repayment and cancellation in relation to a single Lender

(a)                                 If:

(i)                                     any sum payable to any Lender by ABB or a Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)                                  any Lender claims indemnification from ABB or a Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

then ABB may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of the participation in the Advances of that Lender or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)                                 On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of the relevant Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period in respect of an Advance which ends after ABB has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by ABB in that notice), each Borrower to whom an Advance is outstanding shall repay that Lender’s participation in that Advance.

(d)                                 ABB may, in the circumstances set out in paragraph (a) above, on 5 Business Days’ prior notice to the Facility Agent and that Lender replace that Lender by requiring such Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and, save as provided for in this paragraph, not part only) of its rights and obligations under this Agreement to a Lender or other bank selected by ABB which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Advances and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 22.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                                  The replacement of any Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                     ABB shall have no right to replace the Facility Agent;

(ii)                                  neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender; and

(iii)                               in no event shall any Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(f)

(i)                                     If any Lender becomes a Defaulting Lender, ABB may, at any time whilst that Lender continues to be a Defaulting Lender, give the Facility Agent 5 Business Days’ notice of cancellation of the Available Commitment of that Lender.

(ii)                                  On the notice referred to in paragraph (i) above becoming effective, the Available Commitment of the relevant Lender shall immediately be reduced to zero.

(iii)                               The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

7.12                        Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                  No Borrower may reborrow any part of the Facility which is prepaid.

(d)                                 No Borrower shall repay or prepay all or any part of the Advances or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                                  Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                   If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to ABB and the affected Borrower or the affected Lender, as appropriate.

SECTION 5
COSTS OF UTILISATION

8.                                      INTEREST

8.1                               Calculation of interest

(a)                                 Subject to paragraph (b) below, the rate of interest on each Advance for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)                                     Margin;

(ii)                                  LIBOR; and

(iii)                               Mandatory Cost (if any).

(b)                                 If the first Utilisation Date under this Agreement is a day which is not a London Business Day, then the rate of interest on each Advance to be made available on such Utilisation Date will be calculated as the aggregate of:

(i)                                     ABR;

(ii)                                  Margin; and

(iii)                               Mandatory Cost (if any),

for the period from and including such Utilisation Date to but excluding the first London Business Day to occur after such Utilisation Date, and thereafter from and including such London Business Day each such Advance shall automatically bear interest for the applicable Interest Period at the rate of interest calculated in accordance with paragraph (a) above.

8.2                              Payment of interest

Each Borrower shall pay accrued interest on each Advance made to it on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

8.3                               Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate 1.00 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the relevant Obligor on demand by the Facility Agent.

(b)                                 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4                               Notification of rates of interest

The Facility Agent shall promptly notify the Lenders, ABB and the relevant Borrowers of the determination of a rate of interest under this Agreement.

8.5                               Minimum Interest

When entering into this Agreement, the Parties have assumed that the interest payable hereunder is not and will not become subject to Swiss withholding tax.  Therefore, if a Tax Deduction is required by law to be made in one of the circumstances set out in paragraph (d) of Clause 12.2 (Tax gross-up) and if paragraph (c) of Clause 12.2 (Tax gross-up) should be unenforceable in respect of a Borrower incorporated in Switzerland or, if different, resident in Switzerland for tax purposes, each Borrower acknowledges and agrees that:

(a)                                 the interest rates set out in and which are calculated in accordance with Clause 8.1 (Calculation of interest) shall constitute minimum interest rates, which, if Swiss withholding tax should apply, shall be adjusted to ensure that any payment of interest due by a Borrower shall be increased to an amount which (after making any deduction of Swiss withholding tax) results in a payment to the Lender of an amount equal to the payment which would have been due had no deduction of Swiss withholding tax been required. For this purpose, the Swiss withholding tax shall be calculated on the full grossed-up interest amount; and

(b)                                 to the extent that paragraph (a) above applies, each Borrower shall provide to the Lenders the documents required by law or each applicable double taxation treaty for the Lenders to prepare claims for the refund of any Swiss withholding tax so deducted.

8.6                               Highest Lawful Rate

Notwithstanding any other provision herein, in no event shall the rate of interest payable by any Obligor with respect to any Utilisation exceed the Highest Lawful Rate.  If the Facility Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Utilisations, without premium or penalty, or, if it exceeds such unpaid principal, refunded to the relevant Borrower.

9.                                      INTEREST PERIODS

9.1                               Selection of Interest Periods

(a)                                 The relevant Borrower may select an Interest Period for an Advance in the Utilisation Request or (if the Advance has already been borrowed) in a Selection Notice.

(b)                                 Each Selection Notice for an Advance is irrevocable and must be delivered to the Facility Agent by the Borrower to which that Advance was made not later than the Specified Time.

(c)                                  If a Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)                                 Subject to this Clause 9, a Borrower may select an Interest Period of in relation to any Advance, 1, 2, 3 or 6 Months or any other period agreed between the relevant Borrower (or ABB on its behalf) and the Facility Agent (acting on the instructions of all the Lenders).

(e)                                  An Interest Period for an Advance shall not extend beyond the Termination Date.

(f)                                   Each Interest Period for an Advance shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)                                  Prior to the Syndication Date, Interest Periods shall be one Month or such other period as the Facility Agent and ABB may agree.

9.2                               Consolidation and division of Advances

(a)                                 Subject to paragraph (b) below, if two or more Interest Periods:

(i)                                     relate to Advances made to the same Borrower; and

(ii)                                  end on the same date,

those Advances will, unless that Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Advance on the last day of the Interest Period.

(b)                                 Subject to Clause 4.3 (Maximum number of Advances) and Clause 5.3 (Currency and amount), if a Borrower (or ABB on its behalf) requests in a Selection Notice that an Advance be divided into two or more Advances, that Advance will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Advance immediately before its division.

10.                               CHANGES TO THE CALCULATION OF INTEREST

10.1                        Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2                        Market disruption

(a)                                 If a Market Disruption Event occurs in relation to an Advance for any Interest Period, then the rate of interest on each Lender’s share of that Advance for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin;

(ii)                                  the rate notified to the Facility Agent, ABB and the relevant Borrower by that Lender in a certificate (which sets out the details of the computation of the relevant rate and shall be prima facie non-binding evidence of the same) as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Advance from whatever source it may reasonably select; and

(iii)                               the Mandatory Cost, if any, applicable to that Lender’s participation in the Advance.

(b)                                 In this Agreement “Market Disruption Event” means in relation to an Advance:

(i)            at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for Dollars and the relevant period; or

(ii)                                  before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed 50 per cent. of that Advance) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3                        Alternative basis of interest or funding

(a)                                 If a Market Disruption Event occurs and the Facility Agent or ABB so requires, the Facility Agent and ABB shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Majority Lenders and ABB, be binding on all Parties.

10.4                        Break Costs

(a)                                 The relevant Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide to ABB and the relevant Borrower a certificate (which shall constitute prima facie non-binding evidence of the matters to which it refers) addressed to the Facility Agent, ABB and the relevant Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue and setting out the manner of computing such Break Costs.

11.                               FEES

11.1                        Commitment Fee

(a)                                 ABB shall pay to the Facility Agent (for the account of each Lender) a commitment fee computed at 35 per cent. of the applicable Margin from time to time on that Lender’s Available Commitment.

(b)                                 The accrued commitment fee is payable on the last day of each successive period of three Months commencing from 1 April 2012 and on the last day of the Availability Period and, if a Lender’s Commitment is cancelled in full, on the date such cancellation becomes effective in respect of the amount accrued in respect of that Lender’s Available Commitment immediately before such cancellation.

(c)                                  No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2                        Year-end Duration Fee

(a)                                 ABB shall pay to the Facility Agent a year-end duration fee (the “Year-End Duration Fee”) in the amount of 0.25 per cent. flat on the aggregate Commitments under the Facility outstanding on 31 December 2012 provided that such fee shall be payable only if the aggregate amount of such outstanding Commitments on such date is greater than $1,500,000,000.

(b)                                 The Year-End Duration Fee shall be payable:

(i)                                     to the Facility Agent for distribution to the Lenders in amounts pro rata to the amount of each Lender’s Commitments outstanding on 31 December 2012; and

(ii)                                  within three Business Days of 31 December 2012.

11.3                        Extension Fee

(a)                                 ABB shall pay to the Facility Agent an extension fee (the “Extension Fee”) in the amount of 0.25 per cent. flat on the aggregate amount of Commitments extended pursuant to an Extension Request.

(b)                                 The Extension Fee shall be payable:

(i)            each time any Commitments are extended pursuant to an Extension Request and on the aggregate amount of the Commitments to be extended pursuant to that Extension Request;

(ii)           to the Facility Agent for distribution to the Lenders in amounts pro rata to the amount of each Lender’s Commitments to be extended pursuant to the relevant Extension Request; and

(iii)          within three Business Days of the relevant Termination Date applicable immediately prior to receipt by the Facility Agent of the relevant Extension Request.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.                               TAX GROSS UP AND INDEMNITIES

12.1                        Definitions

(a)                                 In this Agreement:

“Initial Borrower Jurisdiction” means the United States of America or Switzerland.

“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(i)                                     in respect of a payment by a Borrower incorporated in Switzerland, a Lender which is a bank;

(ii)                                  in respect of a payment by a Borrower incorporated in the United States of America, a Lender which is:

(A)                               created or organised under the laws of the United States of America or of any state (including the District of Columbia) thereof; or

(B)                               resident in a jurisdiction having and eligible for the benefit of a double taxation agreement with the United States of America which makes provision for full exemption from tax imposed by the United States of America on interest and which does not carry on a business in the United States of America through a permanent establishment with which that Lender’s participation in the Facility is effectively connected; or

(C)                               entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income taxes,

and which has complied with any procedural requirements within its control necessary to receive such payment without the imposition of United States withholding tax; and

(iii)                               in respect of a payment by a Borrower incorporated in any jurisdiction except the United States of America or Switzerland, any Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by ABB or a Borrower to a Finance Party under Clause 8.5 (Minimum Interest), Clause 12.2 (Tax gross-up) or a payment made by ABB or a Borrower under Clause 12.3 (Tax indemnity).

(b)                                 In this Clause 12 a reference to “determines” or “determined” means, save where expressly stated to the contrary, a determination made in the absolute discretion of the person making the determination acting in good faith.

12.2                        Tax gross-up

(a)                                 ABB and each Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 ABB, a Borrower or a Lender shall promptly upon becoming aware that ABB or a Borrower (as the case may be) must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  If the Facility Agent receives such notification from a Lender it shall notify ABB and the relevant Borrower.

(c)                                  If a Tax Deduction is required by law to be made by ABB or a Borrower in one of the circumstances set out in paragraph (d) below, the amount of the payment due from ABB or that Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

(i)            is the Facility Agent;

(ii)           is a Qualifying Lender; or

(iii)          was a Qualifying Lender at the time it became a Lender but has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

(e)                                  If ABB or a Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                   Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, ABB or the relevant Borrower (as the case may be) shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the

Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                                  Each Finance Party, ABB and the Borrowers shall co-operate in completing any procedural formalities necessary for ABB or a Borrower to make a payment to which the Finance Party is entitled without a Tax Deduction or with a reduced Tax Deduction.  Each Finance Party shall on the reasonable written request of ABB or a Borrower complete and deliver to ABB or that Borrower all documentation reasonably required by ABB or that Borrower in order to enable it to make such payments without a Tax Deduction or with a reduced Tax Deduction (so long as the completion or delivery of such documentation would not materially prejudice the legal or commercial position of the relevant Finance Party).

12.3                        Tax indemnity

(a)                                 ABB shall (within three Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b)                                 Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

(i)            under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes;

(ii)           under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction;

(iii)          arising by reason of the making of an Advance to a Borrower in an Initial Borrower Jurisdiction under the law of such jurisdiction, except to the extent arising by reason of a change in law or in any regulation occurring after the date of this Agreement, provided that this paragraph (b)(iii) shall not apply to any Tax assessed or imposed on the Facility Agent;

(iv)          if that Tax is imposed on or calculated by reference to the net income received or receivable (including any sum deemed to be received or receivable) by that Finance Party; or

(v)           which is compensated for by Clause 8.5 (Minimum Interest) or Clause 12.2 (Tax gross-up) (or would have been so compensated but for an exception to those Clauses).

(c)                                  A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify ABB.

(d)                                 A Protected Party shall, on receiving a payment from ABB under this Clause 12.3, notify the Facility Agent.

12.4                        Tax Credit

If ABB or a Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)                                 a Tax Credit is attributable to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to ABB (or as the case may be) that Borrower which that Finance Party determines, acting in good faith, will leave that Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by ABB or that Borrower (as the case may be).  The relevant Finance Party shall endeavour, acting in good faith, to obtain, utilise and retain the Tax Credit save that it shall not be obliged to disclose any information relating to its tax or other affairs or any computations in respect thereof.

12.5                        Lender Status Confirmation

(a)                                 Each New Lender that becomes a Lender after the date of this Agreement shall indicate in the Transfer Certificate or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to any Obligor, whether or not it is a Qualifying Lender.

(b)                                 If a New Lender fails to indicate its status in accordance with this Clause 12.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it were not a Qualifying Lender until such time as it notifies the Facility Agent to the contrary (and the Facility Agent, upon receipt of such notification, shall inform ABB).  For the avoidance of doubt a Transfer Certificate or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6                        Qualifying Lenders

Any Lender which ceases, for any reason, to be a Qualifying Lender shall promptly notify ABB and the relevant Borrower(s) of its change of status.

12.7                        Stamp taxes

ABB shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document but not in respect of any assignment or transfer pursuant to Clause 22 (Changes to the Lenders).

12.8                       Value added tax

(a)                                 All consideration payable under a Finance Document by ABB or the Borrowers to a Finance Party shall be deemed to be exclusive of any VAT.  If

VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)                                 Where a Finance Document requires ABB or the Borrowers to reimburse a Finance Party for any costs or expenses, ABB or the Borrowers (as the case may be) shall also at the same time pay and indemnify that Finance Party against all VAT directly incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

13.                               INCREASED COSTS

13.1                        Increased costs

(a)                                 Subject to Clause 13.3 (Exceptions) ABB shall, within 3 Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                                 In this Agreement:

“Basel III” means:

(i)                                     the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(ii)                                  any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Increased Costs” means:

(i)                                     a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its

Commitment or funding or performing its obligations under any Finance Document.

13.2                        Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall promptly notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify ABB.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Facility Agent provide a certificate confirming the amount of its Increased Costs with (subject to any rights or duties of confidentiality the relevant Finance Party has in respect of such information) full supporting details (which certificate shall constitute prima facie non-binding evidence of the matters to which it relates).

13.3                        Exceptions

(a)                                 Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by ABB or a Borrower;

(ii)                                  compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iii)                               not payable as provided in Clause 22.2 (Conditions of assignment or transfer);

(iv)                              compensated for by the payment of the Mandatory Cost;

(v)                                 attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation;

(vi)                              not notified to ABB within 3 months of being incurred; or

(vii)                           attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)                                 In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.                               OTHER INDEMNITIES

14.1                        Currency indemnity

(a)                                 If any sum due from ABB or a Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against ABB or any of the Borrowers;

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

ABB or that Borrower (as the case may be) shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 ABB and each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2                        Other indemnities

(a)                                 ABB shall indemnify each Lender upon presentation of duly documented evidence thereof against any cost, loss or liability directly incurred by that Lender as a result of:

(i)                                     the occurrence of any Event of Default (but excluding any costs of enforcement save as provided in Clause 16.3 (Enforcement costs));

(ii)                                  a failure by ABB or a Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Lenders);

(iii)          funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default, negligence or wilful misconduct by that Lender alone); or

(iv)                              an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by a Borrower.

(b)                                 ABB shall, within three Business Days of written demand summarising the circumstances giving rise to the relevant action, claim, investigation or proceeding indemnify each Finance Party, each Affiliate of a Finance Party and each director, officer, employee or agent of a Finance Party or its Affiliate (each an “Indemnified Person”), against any cost, expense, loss or liability (including without limitation legal fees) incurred by or awarded against that Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding commenced or threatened (including, without limitation, any action, claim, investigation or proceeding to preserve or enforce rights) in relation to:

(i)            the use of the proceeds of the Facility;

(ii)           any Finance Document; and/or

(iii)          the arranging of the Facility and underwriting the Facility in accordance with the terms of the Mandate Documents (as defined in the Commitment Letter),

unless such cost, expense, loss or liability (including without limitation legal fees) incurred by or awarded against an Indemnified Person results directly from any breach by that Indemnified Person of any Finance Document which is in each case finally judicially determined to have resulted directly from the negligence or wilful misconduct of that Indemnified Person.  Any Affiliate or any director, officer, employee or agent of a Finance Party or its Affiliate may rely on this Clause 14.2.

(c)                                  Paragraph (b) of this Clause 14.2 supersedes and replaces paragraph 9 (Indemnity) of the Commitment Letter.

14.3                        Indemnity to the Facility Agent

ABB shall promptly indemnify the Facility Agent, upon presentation of duly documented evidence thereof, against any reasonable cost, loss or liability properly and directly incurred by the Facility Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default; or

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes (after due enquiry) to be genuine, correct and appropriately authorised.

15.                               MITIGATION BY THE LENDERS

15.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with ABB, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Lender Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) or which would result in any increased amount being payable under this Agreement by reason of a change in the Mandatory

Cost or a change in the reserve requirements imposed by the European Central Bank after the date of this Agreement including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office (in each case in accordance with the terms hereof) and, in such circumstances a Lender will, at the request of ABB but subject to ABB indemnifying it for the costs of so doing, transfer its rights and obligations under the Finance Documents to another Lender.

(b)                                 Paragraph (a) above does not in any way limit the obligations of the Obligors under the Finance Documents.

15.2                        Limitation of liability

(a)                                 ABB shall indemnify each Finance Party, upon presentation of duly documented evidence thereof, for all costs and expenses reasonably and directly incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) (other than a transfer of its rights and obligations to another Lender where ABB indemnifies it for the cost of so doing) if, in the opinion of that Finance Party (acting reasonably), to do so could reasonably be expected to be prejudicial to it.

16.                               COSTS AND EXPENSES

16.1                        Transaction expenses

ABB shall promptly on demand pay, upon presentation of duly documented evidence thereof, the Facility Agent and the Initial Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably and directly incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

16.2                        Amendment costs

If (a) ABB requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.10 (Change of currency), ABB shall, within 3 Business Days of demand, reimburse the Facility Agent, upon presentation of duly documented evidence thereof, for the amount of all costs and expenses (including legal fees) reasonably and directly incurred by the Facility Agent and which have previously been agreed with ABB in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                        Enforcement costs

ABB shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) directly incurred by that Finance Party at any time after the service of a notice by the Facility Agent under Clause 21.11 (Acceleration) in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.                               GUARANTEE AND INDEMNITY

17.1                        Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)                                 guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3                        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4                        Waiver of defences

The obligations of the Guarantor under this Clause 17 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Borrower or other person;

(b)                                 the release of any Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

(e)                                  any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                  any insolvency or similar proceedings.

17.5                        Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 17.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6                        Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause.

17.7                        Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full or the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)                                 to be indemnified by a Borrower;

(b)                                 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(c)                                  to bring legal or other proceedings for an order requiring any Borrower to make any payment, or perform any obligation, in respect of which it has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(d)                                 to exercise any right of set-off against any Borrower; and/or

(e)                                  to claim or prove as a creditor of any Borrower in competition with any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Borrowers under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 28 (Payment mechanics).

17.8                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.                               REPRESENTATIONS

ABB (in respect of itself and, where specified, each Group Company or each Material Subsidiary) and each Borrower (in respect of itself) makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.

18.1                        Status

(a)                                 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each Group Company has the power to own its assets and carry on its business as it is being conducted.

18.2                        Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Reservations, legal, valid, binding and enforceable obligations.

18.3                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any Group Company or any of their assets,

and, in the case of paragraph (c) on any repetition after the date of this Agreement, in a manner that could reasonably be expected to have a Material Adverse Effect.

18.4                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5                        Validity and admissibility in evidence

All Authorisations required by ABB and each Borrower:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

18.6                        Insolvency

Neither it nor any Material Subsidiary has taken any action nor (so far it is aware, having made all due enquiry) have any steps been taken or legal proceedings been started against it for winding-up, dissolution or re-organisation, the enforcement of any Security over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or any of its assets.

18.7                        No default

(a)                                 No Default is continuing.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on a Group Company or to which their assets are subject which has had or could reasonably be expected to have a Material Adverse Effect.

18.8                        No misleading information

(a)                                 Any factual information contained in any document forming part of the Information Package was true and accurate in all material respects as at the date of the relevant document.

(b)                                 Nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in the information contained in the Information Package being untrue or misleading in any material respect as at the date of the relevant document.

18.9                        Financial statements

(a)                                 The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)                                 The Original Financial Statements fairly present in all material respects the consolidated financial condition and operations of the Group or the financial condition and operations of the relevant Original Obligor in respect of the relevant financial year.

(c)                                  Each of the latest audited consolidated financial statements required to be delivered under paragraph (b) of Clause 19.1 (Financial statements) fairly presents in all material respects the financial position of the Group as at the date to which they were prepared and for the period then ended.

(d)                                 Each of the latest set of unaudited consolidated financial statements required to be delivered under paragraph (c) of Clause 19.1 (Financial statements) fairly presents in all material respects the financial condition of the Group as at the date to which they were prepared and for the period then ended.

18.10                 No Material Adverse Effect

Since the date of the most recent annual audited accounts of the Group, no event or events have occurred which have had a Material Adverse Effect.

18.11                 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.12                 No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any Group Company.

18.13                 Environmental Compliance

Each Group Company has complied in all respects with all Environmental Law save to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

18.14                 OFAC

Each Obligor represents for itself and to its knowledge any of its subsidiaries (collectively, the “Obligor Group”) or, to the knowledge of the Obligor Group, any director, officer, employee, agent, affiliate or representative of the Obligor Group is not an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”).  The Obligor Group represents and covenants that it will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  Furthermore, each Obligor represents and covenants for itself, that it is, and to its knowledge, each of its subsidiaries is in compliance with Council Regulation (EU) No 961/2010 of 25 October 2010 on restrictive measures against Iran and repealing Regulation (EC) No 423/2007.

18.15                 Anti-Terrorism Laws

No Obligor nor any of their Material Subsidiaries:

(a)                                 to its knowledge, is in violation of any Anti-Terrorism Law;

(b)                                 to its knowledge, is or is controlled by a Designated Person;

(c)                                  to its knowledge, conducts any business with or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person; or

(d)                                 to its knowledge, deals in any property or interest in property blocked pursuant to any Anti-Terrorism Law.

18.16                 Federal Reserve Regulations

(a)                                 Following the application of the proceeds of each Utilisation, not more than 25 per cent. of the value of the assets of the Group (on a consolidated basis) will be invested in Margin Stock.

(b)                                 None of the proceeds of the Advances or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Advances or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation U or Regulation X.

18.17                 Investment Companies

No Obligor is an “investment company” required to be registered as such under the U.S. Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).

18.18                 ERISA and Multiemployer Plans

(a)                                 With respect to any Plan, no ERISA Event has occurred, has resulted in or is reasonably expected to have a Material Adverse Effect.

(b)                                 Neither any Obligor nor any ERISA Affiliate has incurred or, so far as the relevant Obligors are aware, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which has or would be reasonably be expected to have a Material Adverse Effect.

(c)                                  Neither any Obligor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or has been terminated, within the meaning of Title IV of ERISA, to the extent that such reorganisation or termination would reasonably be expected to have a Material Adverse Effect.

(d)                                 The Obligors and their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Single Employer Plan, except for failures to so comply which would not reasonably be expected to have a Material Adverse Effect.

18.19                 Repetition

(a)                                 The representations and warranties in Clause 18.1 (Status) to Clause 18.4 (Power and authority) and Clause 18.14 (OFAC) to Clause 18.18 (ERISA and

Multiemployer Plans) (inclusive) are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

(b)                                 The representations and warranties in paragraphs (c) and (d) of Clause 18.9 (Financial statements) are deemed to be made by each Obligor in respect of any financial statements delivered by it on the date those financial statements are approved as final by the management of the relevant Obligor.

(c)                                  The representations and warranties in Clause 18.8 (No misleading information) are deemed to be made by each Obligor on:

(i)                                     any date after the date of this Agreement on which the Information Package (or part of it) is released to the Mandated Lead Arrangers for distribution in connection with primary syndication; and

(ii)                                  the Syndication Date.

19.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1                        Financial statements

(a)                                 ABB and each Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests) as soon as the same become available, but in any event within 120 days after the end of each of its financial years (in the case of ABB) and within 150 days (in the case of each Borrower), its statutory audited unconsolidated annual financial statements for that financial year (if prepared by such Borrower).

(b)                                 ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests) as soon as the same become available, but in any event before the date falling 120 days after the end of each of its financial years, its audited consolidated annual financial statements.

(c)                                  ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests) as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years (except the fourth quarter) its unaudited consolidated financial statements for that quarter and the year-to-date period then ended.

19.2                        Requirements as to financial statements

Each Borrower shall procure that each set of financial statements delivered by it pursuant to Clause 19.1 (Financial statements) is prepared using GAAP.

19.3                        Information: miscellaneous

ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                                 all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are commenced against one or more Group Companies and which could reasonably be expected to have a Material Adverse Effect; and

(c)                                  promptly, such further information regarding the financial condition, business and operations of any Obligor or any other Material Subsidiary as any Finance Party (acting through the Facility Agent) may reasonably request.

19.4                        Information:  Acquisition

(a)                                 ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders and to be provided for information purposes only and not subject to the approval of any Finance Party), promptly upon becoming available to ABB:

(i)                                     a copy of the Acquisition Document duly executed by the parties thereto;

(ii)                                  a copy of the resolution passed by the board of directors of Merger Sub approving the Acquisition and the Acquisition Document;

(iii)                               a draft of the articles of merger for the Acquisition;

(iv)                              evidence that Merger Sub is a wholly-owned Subsidiary of ABB;

(v)                                 a copy of the constitutional documents for Merger Sub;

(vi)                              a copy of a certificate of good standing for Merger Sub;

(vii)                           a copy of the articles of merger for the Acquisition duly approved by the Secretary of State of the State of Tennessee; and

(viii)                        a certificate of an authorised signatory of Merger Sub (in substantially the same form as the certificate required to be delivered pursuant to paragraph 1(f) of Part I of Schedule 2 (Conditions Precedent)) certifying without personal liability that each copy document required to be delivered to the Facility Agent pursuant to paragraphs (i) to (vii) (inclusive) above is correct, complete and (other than in respect of the documents required to be delivered pursuant to paragraphs (iii), (iv) and (vi) above) in full force and effect.

(b)                                 ABB shall, to the extent practicable and reasonable, consult with the Lenders (acting through the Facility Agent) in relation to any description of the Facility in any notice which is issued by or on behalf of a member of the Group in connection with the Acquisition.

(c)                                  ABB shall, upon the reasonable request of a Lender (acting through the Facility Agent), provide reasonable information to the Lenders regarding the status of any material developments in respect of the Acquisition including in respect of when the Closing Date may occur.

(d)                                 ABB shall notify the Facility Agent promptly upon becoming aware that consummation of the Acquisition is Illegal.

19.5                        ERISA-Related Information

Each Obligor shall:

(a)                                 promptly and in any event within 30 days after any Obligor or any ERISA Affiliate knows that an ERISA Event has occurred and that such ERISA Event has or would reasonably be expected to have a Material Adverse Effect, deliver to the Facility Agent a statement of the finance director of ABB or other officer acceptable to the Facility Agent (acting reasonably) of such Obligor describing such occurrence and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto; and

(b)                                 promptly and in any event within 30 days after receipt thereof by any Obligor or any ERISA Affiliate, deliver to the Facility Agent copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan if the same could reasonably be expected to have a Material Adverse Effect.

19.6                        Notification of default

ABB and each Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.7                        Material Subsidiaries

ABB shall supply to the Facility Agent, with each set of financial statements delivered by it pursuant to paragraph (b) of Clause 19.1 (Financial statements), either:

(a)                                 a complete and up to date list of Material Subsidiaries at that time; or

(b)                                 written confirmation that the list of Material Subsidiaries contained in Schedule 9 (Material Subsidiaries) is complete and up to date at that time.

19.8                        USA Patriot Act

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name of each Obligor and other information that will allow such Lender to identify each Obligor in accordance with the USA PATRIOT Act, and each Obligor hereby agrees to provide such information from time to time to any Lender upon written request (acting through the Facility Agent).

19.9                        Use of Websites

(a)                                 Any Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by ABB and the Facility Agent (the “Designated Website”) if:

(i)                                     the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both ABB and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                               the information is in a format previously agreed between ABB and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify ABB accordingly and ABB shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event ABB shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by ABB and the Facility Agent.  The Facility Agent shall notify each Website Lender when any document is posted to the Designated Website.

(c)                                  ABB shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 ABB becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If ABB notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by ABB under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  ABB shall comply with any such request within ten Business Days.

19.10                 “Know your customer” checks

(a)                                 If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                  any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of (to the extent that the relevant information is not already available to the Facility Agent or Lender), such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender and Mandated Lead Arranger shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders or new Mandated Lead Arrangers pursuant to the transactions contemplated in the Finance Documents.

(c)                                  ABB shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 23 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Borrower obliges the Facility Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, ABB shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

20.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                       Authorisations

Each Obligor shall (and ABB will procure that Merger Sub shall) promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to:

(i)                                     enable it to perform its obligations under the Finance Documents and the Acquisition Document; and

(ii)                                  ensure the legality, validity and subject to the Reservations enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document or Acquisition Document.

20.2                        Compliance with laws

Each Obligor shall comply in all respects with all laws (including, without limitation, Environmental Law and ERISA to which it may be subject, if failure so to comply would have a Material Adverse Effect.

20.3                        Negative pledge

(a)                                 Neither ABB nor any Borrower shall (and ABB shall procure that no other Group Company will) create or permit to subsist any Security over any of its assets.

(b)                                 Paragraph (a) above does not apply to:

(i)                                     any Security over any bank account in favour of the bank with which such account is held, in each case granted by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)                                  any Security arising by operation of law;

(iii)                               any Security contained in a contract for sale or supply entered into in the ordinary course of trading, where such Security is granted to such seller or, as the case may be, supplier and is limited in recourse to the asset sold or, as the case may be, supplied;

(iv)                              any Security over or affecting any asset acquired by a Group Company after the date of this Agreement if:

(A)                               the Security was not created in contemplation of the acquisition of that asset by a Group Company; and

(B)                               the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a Group Company;

(v)                                 any Security over or affecting any asset of a Group Company after the date of this Agreement, where the Security is created prior to the date on which that Group Company becomes a Group Company, if:

(A)                               the Security was not created in contemplation of the acquisition of that company; and

(B)                               the principal amount secured has not increased in contemplation of or since the acquisition of that company;

(vi)                              any Security provided by one Group Company (not being ABB) to another Group Company;

(vii)                           any Security created in respect of the Securitisations provided that the amounts so secured do not at any time exceed USD 1,500,000,000 (or its equivalent in another currency or currencies);

(viii)                        any Security over the assets of a Project Company, any shareholder loan made to a Project Company or the shares in a Project Company where such Security was created for the purpose of securing Indebtedness incurred to acquire and/or develop the assets of such

Project Company and where such Indebtedness constitutes Project Finance Indebtedness of such Project Company;

(ix)                              any Security securing Indebtedness incurred by a Group Company to refinance Indebtedness secured by Security of the type referred to in paragraphs (iv) or (v) above where such first-mentioned Security is over the same asset and is of the same type as such second-mentioned Security and the conditions referred to in paragraph (iv) or, as the case may be, (v) above continue to be satisfied, mutatis mutandis; and

(x)                                 any Security not falling within any of paragraphs (i) to (ix) above inclusive in respect of assets having an aggregate value not exceeding 10% of the aggregate value of the gross assets of the Group (as set out in ABB’s most recently published annual audited consolidated financial statements).

20.4                        Claims Pari Passu

ABB shall ensure that at all times the claims of the Finance Parties against each Obligor under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

20.5                        Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction (other than, where applicable, as a result of the Acquisition) save where the Facility Agent is satisfied, acting reasonably, that the relevant Obligor’s obligations under the Finance Documents will continue to be the legal, valid, binding and (subject to the Reservations) enforceable obligations of the surviving entity.

20.6                        Insurance

Each Obligor shall (and ABB shall ensure that each Group Company will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business in the relevant jurisdiction and taking into account the availability of insurance generally.

20.7                        Restriction on Subsidiary Debt

ABB shall ensure that the aggregate amount of Total Gross Debt other than:

(a)                                 Project Finance Indebtedness;

(b)                                 Indebtedness owed by one Group Company to another Group Company;

(c)                                  amounts borrowed by a finance company which is a Group Company and which are on-lent, and remain on-lent, to an Obligor;

(d)                                 amounts borrowed by a Group Company from a bank to which cash-collateral (in a substantially equivalent amount) has been granted by a Group Company in respect of the relevant Group Company’s obligation to repay such amounts;

(e)                                  Indebtedness relating to any leases that are not required to be treated as finance leases under US GAAP as at the date hereof;

(f)                                   any amounts borrowed by a Group Company which constitute Total Gross Debt to the extent such amounts are borrowed for the purposes of refinancing other borrowings constituting Total Gross Debt so long as amounts so borrowed are promptly applied in such manner; and

(g)                                  Indebtedness in respect of bonds and commercial paper issued by members of the Group that are capital markets issuers,

of Group Companies which are not Obligors or obligors under the Revolving Credit Facility Agreement shall not exceed $1,000,000,000 as at the last date of each quarter of each of its financial years.

In this Clause 20.7 “Total Gross Debt” means the aggregate of short-term debt (including current maturities of long-term debt) and long-term debt as reflected in ABB’s latest consolidated balance sheet and “Revolving Credit Facility Agreement” means the $2,000,000,000 multicurrency revolving credit agreement dated 7 October 2009 (as amended and restated from time to time) between, among others, ABB and Credit Suisse AG, London Branch as facility agent.

20.8                        Change of business

ABB shall procure that no change is made to the businesses of the Group which would result in the core businesses of the Group, taken as a whole, being other than the businesses of power and automation technology.

20.9                        Use of Proceeds

No Obligor shall cause or permit the proceeds of any Utilisation to be used, directly or indirectly, to make a loan or other advance to, invest in or contribute to or otherwise support the activities or business of any person, entity, country or governmental authority in breach of sanctions administered by OFAC.

20.10                 Federal Reserve Regulations

Each U.S. Borrower will use the Facility without violating Regulations T, U and X.

20.11                 Compliance with U.S. Regulations

No Obligor shall become an “investment company” required to be registered as such under the 1940 Act, or an “affiliated person” thereof, or “promoter” or “principal underwriter” therefor (as each such term is defined in the 1940 Act).  Neither the making of any Advance, or the application of the proceeds or repayment of any Advance by any Obligor nor the consummation of the other transactions contemplated by this Agreement will violate any provision of such act or any rule, regulation or order of the SEC under the 1940 Act.

20.12                 Acquisition Undertakings

ABB shall procure that:

(a)                                 no amendments, waivers or modifications of the terms of the Acquisition Document have been or will be made without the prior written consent of the Lenders if such amendments, waivers or modifications would, if made, have a Material Adverse Effect;

(b)                                 no decision not to enforce the terms of the Acquisition Documents will be made without the prior written consent of the Lenders if such decision would, if made, have a Material Adverse Effect;

(c)                                  Completion will occur simultaneously with or as soon as reasonably practicable after, but in any event on the same day as, the first Utilisation of the Facility and in accordance with the terms of the Acquisition Document;

(d)                                 Merger Sub complies with the material terms of the Acquisition Document where failure to comply with such terms would have a Material Adverse Effect; and

(e)                                  it and Merger Sub will not instruct or cause the Paying Agent (as defined in the Acquisition Document) to deliver any amount of the Merger Consideration (as defined in the Acquisition Document) out of the Exchange Fund (as defined in the Acquisition Document) until the Effective Time (as defined in the Acquisition Document) has occurred.

20.13                 Compliance with Swiss 20 Non-Bank Rule

(a)                                 ABB shall ensure that at any time during the term of this Agreement the aggregate number of creditors (including the Lenders), other than banks and holders of a bond (Anleihensobligation) in the sense of the Swiss Withholding Tax and the Swiss Stamp Tax, of ABB under all outstanding debts relevant for classification as debenture (Kassenobligation), such as loans, facilities and/or private placements (including debt arising under this Agreement and intra-group loans, if and to the extent intra-group loans are not exempt in accordance with the ordinance of the Swiss federal council of 18 June 2010 amending the Swiss federal ordinance on withholding tax and the Swiss federal ordinance on stamp duties with effect as of 1 August 2010) with a term of at least one year must not at any time exceed 20 (twenty), all in accordance with the meaning of the Swiss Guidelines (“Swiss 20 Non-Bank Rule”).

(b)                                 The restriction in paragraph (a) shall cease to apply if ABB receives a tax ruling of the Swiss Federal Tax Administration confirming (in form and substance satisfactory to the Facility Agent, as confirmed in writing by the Facility Agent to ABB) that the Facility would not be or become subject to Swiss Withholding Tax or Swiss Stamp Tax even if:

(i)                                     the proceeds under any Utilisation are used in a manner which would constitute a “use of proceeds in Switzerland” as interpreted by the

Swiss Federal Tax Administration for the purposes of the Swiss Withholding Tax or the Swiss Stamp Tax and

(ii)                                  ABB does not comply with the Swiss 20 Non-Bank Rule.

21.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in Clauses 21.1 (Non-payment) to 21.9 (Cessation of business) inclusive is an Event of Default.

21.1                        Non-payment

Any sum due from an Obligor or the Obligors under this Agreement is not paid at the time, at the place at, and in the currency in which, it is expressed to be payable unless payment is made within 3 Business Days of its due date and the failure to pay is due solely to administrative error or technical delays in the transmission of funds.

21.2                        Other obligations

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment)) and, if the failure to comply is capable of remedy, it is not remedied within 30 days of the Facility Agent giving notice to ABB of the failure to comply.

21.3                        Misrepresentation

Any representation or statement made or deemed (by virtue of Clause 18.19 (Repetition)) to be made by ABB or any Borrower in this Agreement is or proves to have been incorrect or misleading in any respect when made or deemed to be made and, where the circumstances making such representation or statement incorrect or misleading are capable of being altered so that such representation or statement is correct, such circumstances are not so altered within 30 days of the Facility Agent giving notice to ABB of such representation or statement being incorrect.

21.4                        Cross default

(a)                                 Any Indebtedness of all or any of the Group Companies is not paid when due nor within any originally applicable grace period.

(b)                                 Any Indebtedness of all or any of the Group Companies has (i) become capable of being declared and is declared to be or (ii) otherwise becomes due and payable, in any case, prior to its specified maturity as a result of a default or an event of default (however described).

(c)                                  Any commitment for any Indebtedness of all or any of the Group Companies is cancelled or suspended by a creditor of all or any of the Group Companies as a result of a default or an event of default (however described).

(d)                                 Any creditor of all or any of the Group Companies becomes entitled to declare any Indebtedness of all or any of the Group Companies due and payable prior to its specified maturity as a result of a default or an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 21.4 if (1) the Indebtedness falling within paragraphs (a) to (d) is Project Finance Indebtedness, intra-Group Indebtedness or Indebtedness under a Finance Document or (2) the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (d) (excluding any described in (1) above) above is less than $100,000,000.

21.5                        Insolvency

(a)                                 Any Obligor or any Material Subsidiary is unable or admits in writing an inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                 A moratorium is declared in respect of any indebtedness of any Obligor or any Material Subsidiary.

21.6                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any Material Subsidiary other than a solvent liquidation or reorganisation of any Material Subsidiary (other than a Borrower) or to the extent permitted by Clause 20.5 (Merger);

(b)                                 a composition, assignment or arrangement with any creditor of any Obligor or any Material Subsidiary (other than on a solvent basis to the extent permitted by Clause 20.5 (Merger));

(c)                                  the appointment of a liquidator (other than (i) a winding up petition which is frivolous or vexatious and which is, in any event, discharged within 30 days of its presentation or (ii) in respect of a solvent liquidation of any Material Subsidiary (other than a Borrower) or to the extent permitted by Clause 20.5 (Merger)), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any Material Subsidiary or any of its assets (having an aggregate value of at least $50,000,000); or

(d)                                 enforcement of any Security over any assets (having an aggregate value of at least $50,000,000) of any Material Subsidiary or Obligor by reason of a default or event of default (howsoever described) occurring under the relevant agreement relating to the Indebtedness secured by such Security, or any analogous procedure or step is taken in any jurisdiction.

21.7                        Repudiation

An Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document.

21.8                        Unlawfulness

Subject to Clause 7.2 (Borrower Illegality), it is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

21.9                        Cessation of business

The Group, taken as a whole, ceases or threatens to cease to do business.

21.10                 ERISA

Any ERISA Event occurs with respect to a Plan that, when aggregated with any other then existing ERISA Event, would reasonably be expected to have a Material Adverse Effect.

21.11                 Acceleration

(a)                                 Subject to paragraph (b) below, on and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to ABB:

(i)                                     cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)                                  declare that all or part of the Advances, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                               declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

(b)                                 If an Event of Default under Clause 21.6 (Insolvency Proceedings) occurs in respect of an Obligor in a U.S. jurisdiction or in a U.S. court of competent jurisdiction, then without notice to such Obligor or any other act by the Facility Agent or any other person, the Advances to such Obligor, interest thereon and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

21.12                 Clean-Up Period

Notwithstanding any other provision of any Finance Document, if during the Clean-Up Period any event or circumstance exists which but for this Clause 21.12 would constitute a Default, such event or circumstance will not constitute a Default

(including for the purposes of Clause 4.2 (Further conditions precedent)) during the Clean-Up Period if:

(a)                                 it relates exclusively to, or arises solely as a result of matters relating to, any member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group);

(b)                                 it is capable of remedy and reasonable steps are being taken to remedy it;

(c)                                  the circumstances giving rise to it have not been procured by or approved by any Obligor; and

(d)                                 it is not reasonably likely to have a Material Adverse Effect.

If such event or circumstance is continuing on or after the expiry of the Clean-Up Period, there shall be an Event of Default or, as the case may be, Default notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

SECTION 8

CHANGES TO THE PARTIES

22.                               CHANGES TO THE LENDERS

22.1                        Assignments and transfers by the Lenders

Subject to this Clause 22, a Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

to another bank (the “New Lender”).

22.2                        Conditions of assignment or transfer

(a)                                 The consent of ABB is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender that is a bank or unless an Event of Default has occurred and is continuing.

(b)                                 The consent of ABB to an assignment or transfer must not be unreasonably withheld or delayed. ABB will be deemed to have given its consent 10 Business Days after the Lender has requested it unless consent is expressly refused by ABB within that time.

(c)                                  The consent of ABB to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)                                 An assignment or transfer shall be in respect of a Commitment of at least $10,000,000 or, if less, the whole of the Commitment of the relevant assignor or transferor (provided that any such assignment or transfer shall be in respect of a Commitment at least equal to €50,000 (calculated at the then prevailing exchange rate)).

(e)                                  An assignment will only be effective on: (i) receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the Obligors as it would have been under if it was an Original Lender; and (ii) performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(f)                                   A transfer will only be effective if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(g)                                  If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged, or at such date it is reasonably foreseeable that an Obligor would be obliged, to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 8.5 (Minimum Interest), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (g) shall not apply in respect of an assignment or transfer to a New Lender (which is a Qualifying Lender on the date of the relevant assignment or transfer) made in the ordinary course of the primary syndication of the Facility.

(h)                                 Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

22.3                        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $1,500.

22.4                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of ABB or any Borrower;

(iii)                               the performance and observance by ABB or any Borrower of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of ABB and each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of ABB and each Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by ABB or any Borrower of its obligations under the Finance Documents or otherwise.

22.5                        Procedure for transfer

(a)                                 Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and the Facility Agent makes a corresponding entry in the Register pursuant to Clause 22.6 (The Register).  The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and make such corresponding entry in the Register.

(b)                                 The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender and make a corresponding entry in the register upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)                                  Subject to Clause 22.10 (Pro rata interest settlement), on the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of ABB, the Borrowers and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                  each of ABB, the Borrowers and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as ABB, that Borrower and the New Lender have assumed and/or acquired the same in place of ABB, that Borrower and the Existing Lender;

(iii)                               the Facility Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)                              the New Lender shall become a Party as a “Lender”.

22.6                        The Register

The Facility Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the Commitments of and obligations owing to each Lender.  Notwithstanding any other provision of this Clause 22 (Changes to the Lenders), no transfer of an interest in a Commitment hereunder shall be effective unless and until recorded in the Register.  The entries in the Register shall be conclusive absent manifest error and each Obligor, the Facility Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary.

22.7                        Disclosure of information

Any Lender may disclose to:

(a)                                 any of its Affiliates (provided they are made aware of the confidential nature of the relevant information and that it may be price-sensitive); and

(b)                                 any other person:

(i)                                     to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(ii)                                  with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(iii)                               to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about ABB, any Borrower, the Group and the Finance Documents as that Lender shall consider appropriate, provided that in relation to paragraphs (b)(i) and (b)(ii) above only, the person to whom the information is to be given has entered into a confidentiality undertaking unless such person is any central bank or supranational bank in which case no confidentiality undertaking will be required.

Notwithstanding any of the provisions of the Finance Documents, the Obligors and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind, the “tax structure” and “tax treatment” (in each case within the meaning of the U.S. Treasury Regulation Section 1.6011-4) of the Facility and any materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing relating to such tax structure and tax treatment.

22.8                        Copy of Transfer Certificate and Increase Confirmation to ABB

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to ABB a copy of that Transfer Certificate or Increase Confirmation.

22.9                        Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender to a federal reserve or central bank except that no such charge, assignment or Security shall:

(a)                                 release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(b)                                 require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.10                Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 22.5 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)           the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

22.11      Disclosure to numbering service providers

(a)           Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Facility Agent and the Mandated Lead Arrangers;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and ABB,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services, save that no such information may be disclosed by that Finance Party if ABB (acting reasonably) informs the Finance Party that the relevant information is confidential and/or price sensitive.

(b)           The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)           The Facility Agent shall notify ABB and the other Finance Parties of:

(i)            the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)           the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

23.          CHANGES TO THE OBLIGORS

23.1        Assignments and transfer by Obligors

Neither ABB nor any Borrower may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

23.2        Additional Borrowers

(a)           Subject to compliance with paragraphs (c) and (d) of Clause 19.10 (“Know your customer” checks), ABB may request by written notice that any of its wholly owned Subsidiaries becomes an Additional Borrower.  That Subsidiary shall become an Additional Borrower if:

(i)            that Subsidiary is incorporated in an Agreed Jurisdiction or all the Lenders approve the addition of that Subsidiary;

(ii)           ABB delivers to the Facility Agent a duly completed and executed Borrower Accession Letter;

(iii)          ABB confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)          the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance reasonably satisfactory to the Facility Agent.

(b)                                 The Facility Agent shall notify ABB and the Lenders promptly upon receiving (in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

(c)                                  Delivery of a Borrower Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties in Clause 18.5 (Validity and admissibility in evidence) and the representations and warranties deemed to be repeated pursuant to Clause 18.19 (Repetition) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

23.3        Resignation of a Borrower

(a)           ABB may request that a Borrower ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(b)           The Facility Agent shall accept a Resignation Letter and notify ABB and the Lenders of its acceptance if:

(i)            no Default would result from the acceptance of the Resignation Letter (and ABB has confirmed this to be the case); and

(ii)           the relevant Borrower is under no actual or contingent obligations under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

23.4        Repetition of Representations

Delivery of a Borrower Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties in Clause 18.5 (Validity and admissibility in evidence) and the representations and warranties deemed to be repeated pursuant to Clause 18.19 (Repetition) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.          CHANGES TO THE MANDATED LEAD ARRANGERS

24.1        Accession of Mandated Lead Arrangers

(a)           Subject to compliance with paragraph (b) of Clause 19.10 (“Know your customer” checks), any Lender (or its Affiliate) may accede to this Agreement as a Mandated Lead Arranger on the Syndication Date if appointed as such by ABB in accordance with the terms of the Commitment Letter. Such Lender (or its Affiliate) (the “New Mandated Lead Arranger”) shall become a Mandated Lead Arranger in accordance with this Clause 24 if ABB delivers to the Facility Agent a duly completed and executed Mandated Lead Arranger Accession Letter on the Syndication Date.

(b)           On the Syndication Date:

(i)            the Facility Agent shall execute the Mandated Lead Arranger Accession Letter relating to each New Mandated Lead Arranger provided that such Mandated Lead Arranger Accession Letter has been duly executed by ABB and each New Mandated Lead Arranger:

(ii)           each of the Obligors and each New Mandated Lead Arranger shall assume obligations towards one another and/or acquire rights against one another under this Agreement as the Obligors and that New

Mandated Lead Arranger would have assumed and/or acquired had the New Mandated Lead Arranger been a Mandated Lead Arranger on the date of this Agreement; and

(iii)          each New Mandated Lead Arranger shall become a Party as a “Mandated Lead Arranger” and it and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another in respect of this Agreement as each New Mandated Lead Arranger and those Finance Parties would have assumed and/or acquired had each New Mandated Lead Arranger been a Mandated Lead Arranger on the date of this Agreement.

SECTION 9
THE FINANCE PARTIES

25.          ROLE OF THE FACILITY AGENT AND THE MANDATED LEAD ARRANGERS

25.1        Appointment of the Facility Agent

(a)           Each of the Mandated Lead Arrangers and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)           Each of the Mandated Lead Arrangers and the Lenders authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)           The Facility Agent shall, unless ABB agrees otherwise, act out of an office in London.

25.2        Duties of the Facility Agent

(a)           Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)           Without prejudice to Clause 22.8 (Copy of Transfer Certificate and Increase Confirmation to ABB), paragraph (a) above shall not apply to any Transfer Certificate or Increase Confirmation.

(c)           If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(d)           The Facility Agent shall promptly notify the Lenders of any Default arising under Clause 21.1 (Non-payment).

(e)           The Facility Agent shall provide to ABB within 5 Business Days of a request by ABB (made no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date such list is provided, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

(f)            The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

25.3        Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4        No fiduciary duties

(a)           Nothing in this Agreement constitutes the Facility Agent or a Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)           Neither the Facility Agent nor any Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5        Business with the Group

The Facility Agent and each Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any of the Group Companies.

25.6        Rights and discretions of the Facility Agent

(a)           The Facility Agent may rely on:

(i)            any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)           any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)           The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)            no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

(ii)           any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)           The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)           The Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and ABB and shall disclose the same upon the written request of ABB or the Majority Lenders.

(e)           The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

25.7        Majority Lenders’ instructions

(a)           Unless a contrary indication appears in a Finance Document, the Facility Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as the Facility Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)           Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)           The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)           In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)           The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8        Responsibility for documentation

Neither the Facility Agent nor any Mandated Lead Arranger:

(a)           is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, a Mandated Lead Arranger, ABB, any Borrower or any other person given in or in connection with any Finance Document or the Information Package;

(b)           is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)           is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9        Exclusion of liability

(a)           Without limiting paragraph (b) below, the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its negligence, wilful default or wilful misconduct.

(b)           No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause.

(c)           The Facility Agent will not (absent negligence, wilful default or wilful misconduct directly giving rise to such liability) be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)           Nothing in this Agreement shall oblige the Facility Agent or any Mandated Lead Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arrangers.

25.10      Lenders’ indemnity to the Facility Agent

The Lenders shall (in proportion to their Commitments or, if the Total Commitments are then zero, to their Commitments immediately prior to their reduction to zero) severally indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s negligence or wilful misconduct) in acting as the Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by ABB or the Borrowers pursuant to a Finance Document).

25.11      Resignation of the Facility Agent

(a)           The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and ABB provided that its successor shall act (to the extent relevant) out of an office in London (the “Required Location”).

(b)           Alternatively the Facility Agent may resign by giving notice to the Lenders and ABB, in which case the Majority Lenders may appoint a successor Facility Agent which will act out of an office in the Required Location.

(c)           If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the resigning Facility Agent may appoint a successor Facility Agent which will act out of an office in the Required Location.

(d)           A successor Facility Agent may only be appointed with the prior consent of ABB (such consent not to be unreasonably withheld or delayed).

(e)           The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(f)            Such Facility Agent’s resignation notice shall only take effect upon the appointment of a successor as contemplated in paragraphs (b) and (c) above.

(g)           Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25.11.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.12      Replacement of the Facility Agent

(a)           After consultation with ABB, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent acting out of an office in the relevant Required Location.  A successor Facility Agent may only be appointed with the prior consent of ABB (such consent not to be unreasonably withheld or delayed).

(b)           The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(c)           The appointment of a successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent.  As from that date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(d)           Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.13      Confidentiality

(a)           In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)           If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)           Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor any Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

25.14      Relationship with the Lenders

(a)           Subject to Clause 22.10 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)            entitled to or liable for any payment due under any Finance Document on that day; and

(ii)           entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)           Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 8 (Mandatory Cost).

(c)           Any Lender may by notice to the Facility Agent, appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under paragraph (b) of Clause 30.1 (Communications in writing)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (b) of Clause 30.1 (Communications in writing) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.15                 Credit appraisal by the Lenders

Without affecting the responsibility of each Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and each Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each Group Company;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Facility Agent, any other Party or by any other person under or in connection with any Finance Document, a Mandated Lead Arranger the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.16                 Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with ABB) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.                               SHARING AMONG THE LENDERS

27.1                        Payments to Lenders

If a Lender (a “Recovering Lender”) receives or recovers any amount from ABB or a Borrower other than in accordance with Clause 28 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                 the Recovering Lender shall, within 3 Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)                                 the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Lender shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments).

27.2                        Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by ABB or the relevant Borrower (as the case may be) and distribute it between the Finance Parties (other than the Recovering Lender) (the “Sharing Finance Parties”) in accordance with Clause 28.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

27.3                        Recovering Lender’s rights

On a distribution by the Facility Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

27.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a)                                 each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the “Redistributed Amount”); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

27.5                        Exceptions

(a)                                 This Clause 27 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against ABB or the relevant Borrower (as the case may be).

(b)                                 A Recovering Lender is not obliged to share with any other Finance Party any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)            it notified the other Lenders of the legal or arbitration proceedings; and

(ii)           the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

SECTION 10
ADMINISTRATION

28.                               PAYMENT MECHANICS

28.1                        Payments to the Facility Agent

(a)                                 On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, such Borrower or, as the case may be, such Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

28.2                        Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to the Obligors) and Clause 28.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than 5 Business Days’ notice with a bank in the principal financial centre of the country of that currency.

28.3                        Distributions to the Obligors

The Facility Agent may (with the consent of ABB or the relevant Borrower (as the case may be) or in accordance with Clause 29 (Set-off)) apply any amount received by it for ABB or that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from ABB or that Borrower (as the case may be) under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4                        Clawback

(a)                                 Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its absolute satisfaction that it has actually received that sum (and the Facility Agent shall make such due enquiry as a diligent agent would make in so establishing).

(b)                                 If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)                                  In the event that a Lender fails to make its participation in an Advance available to the Facility Agent in accordance with the terms of this Agreement, such Lender hereby indemnifies the Facility Agent on demand against all costs, losses and expenses that the Facility Agent may incur as a result of such failure (including, without limitation, where the Facility Agent, at its sole option, makes arrangements to make available to the relevant Borrower an amount equal to said participation).

(d)                                 For the purposes of paragraph (c) of this Clause 28.4, if a Lender makes its participation available to the Facility Agent after 3.00 p.m. (London time) on the due date, such participation shall be deemed to have been made available on the Business Day immediately succeeding the said due date.

28.5                        Impaired Agent

(a)

(i)            If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 28.1 (Payments to the Facility Agent) may (or shall, in the case of a payment by a Lender if paragraph (ii) below applies) instead pay that amount direct to the required recipient or (except where paragraph (ii) below applies) pay that amount to an interest-bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents.  In each case such payments must be made on the due date for payment under the Finance Documents.

(ii)           This paragraph (ii) applies in relation to a payment by a Lender if ABB has notified that Lender in writing on or before the date falling 3 Business Days prior to the date for payment, that the Facility Agent is an Impaired Agent and that this paragraph (ii) applies to such payment.

(b)                                 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                                  A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                 Promptly upon the appointment of a successor Facility Agent in accordance with Clause 25.11 (Resignation of the Facility Agent) or 25.12 (Replacement

of the Facility Agent), each Party which has made a payment to a trust account in accordance with this Clause 28.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with Clause 28.2 (Distributions by the Facility Agent).

(e)                                  In this Clause 28.5 “Acceptable Bank” means a bank which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor’s Rating Services or A2 or higher by Moody’s Investor Services Limited.

(f)                                   The Facility Agent shall notify ABB and the Lenders promptly after becoming an Impaired Agent.

28.6                        Partial payments

(a)                                 If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by ABB or the Borrowers under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)            first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

(ii)           secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)          thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)          fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by ABB or any Borrower.

28.7                        No set-off by Obligors

All payments to be made by ABB or the Borrowers under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.8                       Business Days

(a)                                 Save as otherwise provided in this Agreement, any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

28.9                        Currency of account

(a)                                 Subject to paragraphs (b) and (c) below, Dollars is the currency of account and payment for any sum due from ABB or the Borrowers under any Finance Document.

(b)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                  Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

28.10                 Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)            any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with ABB); and

(ii)           any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with ABB) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.                               SET-OFF

Without prejudice to the rights at law of each Finance Party, while an Event of Default is continuing, a Finance Party may set off any matured obligation due from ABB or the Borrowers under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to ABB or the Borrowers, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.                               NOTICES

30.1                        Communications in writing

(a)                                 Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

(b)                                 With the consent of the relevant Lender, the Facility Agent may serve notices and other information on a Lender by way of electronic mail.

30.2                        Addresses

(a)                                 The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(i)                                     in the case of the Original Borrower, that identified in Part II (The Original Obligors) of Schedule 1, with a copy to ABB;

(ii)                                  in the case of ABB, that identified in Part II (The Original Obligors) of Schedule 1;

(iii)                               in the case of an Additional Borrower, that identified in the Borrower Accession Letter relating to that Additional Borrower, with a copy to ABB;

(iv)                              in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(v)                                 in the case of the Facility Agent, that identified in paragraph (b) below,

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than 5 Business Days’ notice.

(b)                                 the Facility Agent:

Banc of America Securities Limited

5 Canada Square

London

E14 5AQ

United Kingdom

Attn:                    Loan Agency

Tel:                           +44 20 8313 2992

Fax:                       +44 20 8313 2149

Email: emea.7115loansagency@bankofamerica.com;

with a copy to the following address:

Bank of America Merrill Lynch

Bank of America N.A.

101 N. Tryon N.A.

Charlotte NC 28255

USA

Attn:                    Eric A. Smith, Vice President, Syndicated & Large Corporate Credit Delivery & Service

Tel:                           +1 980-386-5115

Fax:                       +1 704-409-0273

Email: eric.a.smith@baml.com

30.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)            if by way of fax, when received in legible form; or

(ii)           if by way of letter, when it has been left at the relevant address or 5 (in the case of domestic mail) or 10 (in the case of air mail) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)          if by way of electronic mail, when received.

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer, provided that if receipt is on a day that is not a working day in the country of receipt or is at a time outside normal business hours, such communication shall be effective on the next succeeding working day.

(b)                                 Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 30.2 (Addresses) (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Facility Agent.

30.4                        Notification of address and fax number

Promptly upon receipt of notification of an address, fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

30.5                        Communication when the Facility Agent is an Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Facility Agent has been appointed.

30.6                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Facility Agent, accompanied by a certified English translation.

31.                               CALCULATION AND CERTIFICATES

31.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2                        Certificates and Determinations

Except where otherwise indicated, any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.                               AMENDMENTS AND WAIVERS

34.1                        Required consents

(a)                                 Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and ABB and any such amendment or waiver will be binding on all Parties.

(b)                                 The Facility Agent may effect (and is hereby so authorised by each Finance Party), on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

34.2                        Exceptions

(a)                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                  an extension to the date of payment of any amount under the Finance Documents (other than pursuant to Clause 6.2 (Extension Option));

(iii)                               a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)                              an increase in any Commitment other than an increase made in accordance with Clause 2.2 (Increase);

(v)                                 any provision which expressly requires the consent of all the Lenders;

(vi)                              Clause 2.3 (Lenders’ rights and obligations), Clause 4.2 (Further conditions precedent), Clause 6.2 (Extension Option), Clause 22 (Changes to the Lenders), Clause 23 (Changes to the Obligors), Clause 27 (Sharing among the Lenders) or this Clause 34;

(vii)                           the nature or scope of the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity); or

(viii)                        any change to the Obligors other than in accordance with Clause 23 (Changes to the Obligors),

shall not be made without the prior consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of the Facility Agent or any Mandated Lead Arranger (in their capacity as such) may not be effected without the consent of the Facility Agent or such Mandated Lead Arranger.

34.3                        Disenfranchisement of Defaulting Lenders

(a)                                 For so long as a Defaulting Lender has any Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents:

(i)                                     that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments; and

(ii)                                  that Defaulting Lender’s Commitments will be ignored if that Defaulting Lender fails to respond to a request for a waiver or amendment within the time period specified by ABB and (unless it is an Impaired Agent) the Facility Agent.

(b)                                 For the purposes of this Clause 34.3, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Facility Agent that it has become a Defaulting Lender (and each Lender shall notify the Facility Agent and ABB promptly after becoming a Defaulting Lender);

(ii)                                  any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

34.4                        Replacement of a Defaulting Lender

(a)                                 ABB may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Facility Agent and such Lender:

(i)                                     replace such Lender by requiring such Lender to (and to the extent permitted by law that Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and, save to the extent provided for in this Clause, not part only) of its rights and obligations under this Agreement; or

(ii)                                  require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and, save to the extent provided for in this Clause, not part only) of the undrawn Commitment of such Lender, to a Lender or other bank (a “Replacement Lender”) selected by ABB, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of participations or unfunded participations (as the case may be) of the transferor on the same basis as the transferor) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Advances and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 22.10 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 Any transfer of rights and obligations of a Lender pursuant to this Clause shall be subject to the following conditions:

(i)                                     ABB shall have no right to replace the Facility Agent;

(ii)                                  neither the Facility Agent nor the Defaulting Lender nor any other Finance Party shall have any obligation to find a Replacement Lender;

(iii)                               the transfer must take place no later than 20 days after the notice referred to in paragraph (a) above; and

(iv)                              in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

35.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

36.                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

37.                               ENFORCEMENT

37.1                        Jurisdiction

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 37 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction.

(d)                                 ABB and each Borrower incorporated in a jurisdiction other than England and Wales agree that the documents which start any Proceedings in England and any other documents required to be served in relation to those Proceedings may be served on ABB Limited, at Daresbury Park, Daresbury, Warrington Cheshire WA4 4BT, United Kingdom or, if different, its registered office, with a copy to ABB.  If the appointment of the person mentioned in this sub-clause (d) ceases to be effective, ABB and each Borrower shall immediately appoint another person in England to accept service of process on its behalf in England.  If ABB or any Borrower fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to ABB or the relevant Borrower (as the case may be).  Nothing contained herein shall restrict the right to serve process in any other manner allowed by law.

38.                               WAIVER OF JURY TRIAL

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT.  This waiver is intended to apply to all Disputes.  Each party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings.  Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

PART I
THE ORIGINAL LENDERS

Name of Lender	Tranche A Commitment ($)	Tranche B Commitment ($)
Bank of America, N.A.	140,625,000	109,375,000
Barclays Bank PLC	140,625,000	109,375,000
BNP Paribas	140,625,000	109,375,000
Citibank, N.A.	140,625,000	109,375,000
Crédit Agricole (Suisse) SA	140,625,000	109,375,000
Credit Suisse AG, London Branch	140,625,000	109,375,000
Goldman Sachs Bank USA	140,625,000	109,375,000
HSBC Bank plc	140,625,000	109,375,000
JPMorgan Chase Bank, N.A.	140,625,000	109,375,000
Morgan Stanley Bank, N.A.	140,625,000	109,375,000
Nordea Bank AB (publ)	140,625,000	109,375,000
Skandinaviska Enskilda Banken AB (publ)	140,625,000	109,375,000
Société Générale, London Branch	140,625,000	109,375,000
Svenska Handelsbanken AB (publ)	140,625,000	109,375,000
The Royal Bank of Scotland plc Niederlassung Frankfurt	140,625,000	109,375,000
UBS AG	140,625,000	109,375,000
Total	2,250,000,000	1,750,000,000

PART II

THE ORIGINAL OBLIGORS

Name of Original Borrower	Address		Jurisdiction of incorporation

ABB Treasury Center (USA), Inc.	501 Merritt 7		Delaware, United States of America
P.O. Box 5308
Norwalk, CT 06856
U.S.A.

	Attention:	President
	Fax:	+1 203 750 24 36
	Copy:	Legal Department
	Fax:	+ 41 43 317 7992

Name of Guarantor	Address		Jurisdiction of incorporation

ABB Ltd	Affolternstrasse 44		Switzerland
CH-8050 Zurich
Switzerland

	Attention:	Group Treasurer
	Fax:	+41 43 317 3999
	Copy:	Legal Department
	Fax:	+41 43 317 7992

SCHEDULE 2
CONDITIONS PRECEDENT

PART I
CONDITIONS PRECEDENT

1.                                      Corporate Documents

(a)                                 A copy of the constitutional documents of each Obligor.

(b)                                 A copy of a resolution of the board of directors of each Obligor (if applicable) or, in the case of ABB, a copy of an excerpt of the minutes of, or a circular resolution of, a meeting of the board of directors of ABB:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  (other than in relation to ABB) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                 A certificate of each Obligor (signed without personal liability by an authorised signatory of each Obligor) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that relevant Obligor to be exceeded.

(e)                                  A copy of a good standing certificate (including verification of tax status) with respect to ABB Treasury Center (USA), Inc., issued as of a recent date by the Secretary of State or other appropriate official of its jurisdiction of incorporation.

(f)                                   A certificate of an authorised signatory of the relevant Obligor, certifying without personal liability that each copy document relating to it specified in paragraph 1(a) - (d) of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                      Legal opinions

(a)                                 A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arrangers and the Facility Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                 A legal opinion of Freshfields Bruckhaus Deringer US LLP, United States legal advisers to ABB Treasury Center (USA), Inc. in the form approved by the Facility Agent.

(c)                                  A legal opinion of Pestalozzi Attorneys at Law Ltd, legal advisers to the Mandated Lead Arranger and the Facility Agent in Switzerland in the form approved by the Facility Agent.

3.                                      Other documents and evidence

(a)                                 Evidence that the process agent referred to in sub-clause (d) of Clause 37.1 (Jurisdiction) has accepted its appointment.

(b)                                 The Original Financial Statements of each Obligor.

(c)                                  Evidence that the fees, costs and expenses then due from ABB pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(d)                                 A certificate of ABB (signed by an authorised signatory of ABB) certifying without personal liability that:

(i)                                     the Acquisition Document has not been amended, varied, waived or terminated (other than where such amendment, variation, waiver or termination, if made, would not have a Material Adverse Effect) without the prior written consent of the Facility Agent (acting on the instructions of all the Lenders);

(ii)                                  each of the conditions in Sections 7.1, 7.2 and 7.3 of Article VII of the Acquisition Document are satisfied in full (or have been waived in compliance with the certification in paragraph (d)(i) above) other than (A) the condition relating to payment of the purchase price and (B) such conditions which will, solely and immediately upon payment of the purchase price in full in accordance with the terms of the Acquisition Document, be satisfied in full; and

(iii)                               there has been no breach of any warranty or any claim under the Acquisition Document which would have a Material Adverse Effect.

PART II

ADDITIONAL BORROWER CONDITIONS PRECEDENT

1.                                      A Borrower Accession Letter, duly executed by the Additional Borrower and ABB.

2.                                      A copy of the constitutional documents of the Additional Borrower.

3.                                      A copy of a resolution of the board of directors, or other suitable authority, of the Additional Borrower:

(a)                                 approving the terms of, and the transactions contemplated by, the Borrower Accession Letter and the Finance Documents and resolving that it execute the Borrower Accession Letter;

(b)                                 authorising a specified person or persons to execute the Borrower Accession Letter on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.                                     If required under applicable law, a copy of a resolution of the Additional Borrower stating that the shareholders resolve and approve the entering into, and the terms and conditions of, this Agreement.

5.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6.                                      A certificate of the Additional Borrower (signed by two duly authorised signatories) confirming that borrowing the Total Commitments would not cause any borrowing limit binding on it to be exceeded.

7.                                      A copy of a good standing certificate (including verification of tax status) with respect to any Additional Borrower whose jurisdiction of incorporation is a state of the United States of America or the District of Columbia, issued as of a recent date by the Secretary of State or other appropriate official of such Additional Borrower’s jurisdiction of incorporation or organisation.

8.                                      A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Letter.

9.                                      A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Borrower Accession Letter or for the validity and enforceability of any Finance Document.

10.                               If available, the latest audited financial statements of the Additional Borrower.

11.                               A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arrangers and the Facility Agent in England.

12.                               If the Additional Borrower is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arranger and the Facility Agent in the jurisdiction in which the Additional Borrower is incorporated.

13.                               If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in paragraph (d) of Clause 36.1 (Jurisdiction), if not a Borrower, has accepted its appointment in relation to the proposed Additional Borrower.

SCHEDULE 3
REQUESTS

PART I
UTILISATION REQUEST

From:                                           [Borrower]

To:                                                         [Facility Agent]

Dated:  [•]

Dear Sirs

ABB Ltd - $4,000,000,000 Term Credit Agreement

dated [•] (the “Credit Agreement”)

Words and expressions defined in the Credit Agreement have the same meaning when used herein.

We wish to borrow an Advance on the following terms:

Proposed Utilisation Date:                                              [•]

Tranche:                                                                                                                                            [Tranche A / Tranche B]

Amount:                                                                                                                                            [•]

Interest Period:                                                                                                          [•]

[The Advance will bear interest calculated as the aggregate of:

(a)                                 ABR;

(b)                                 Margin; and

(c)                                  Mandatory Cost (if any),

for the period from and including the proposed Utilisation Date to but excluding the first London Business Day to occur after such Utilisation Date, and thereafter the Advance shall automatically bear interest for the Interest Period specified above at the rate of interest calculated in accordance with paragraph (a) of Clause 8.1 (Interest).]*

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

The proceeds of this Advance should be credited to [account].

This Utilisation Request is irrevocable.

*                This paragraph should be included only if the relevant Advance is to be made available on the first Utilisation Date under the Credit Agreement and such Utilisation Date is not a day which is a London Business Day.

Yours faithfully

authorised signatory for
[Name of Borrower]

PART II
SELECTION NOTICE

From:                                           [Borrower]

To:                                                         [Facility Agent]

Dated:

Dear Sirs

ABB Ltd - $4,000,000,000 Term Credit Agreement

dated [•] (the “Credit Agreement”)

We refer to the Credit Agreement.  This is a Selection Notice.  Terms defined in the Credit Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

We refer to the following Advance[s] with an Interest Period ending on [•]*.

[We request that the above Advance[s] be divided into [•] Advance with the following amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Advance[s] is [•]].***

This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
[ABB Ltd on behalf of]
[name of Borrower]

*	Insert details of all Advances which have an Interest Period ending on the same date.
**	Use this option if division of Advances is requested.
***	Use this option if sub-division is not required.

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE

To:                                                         [•] as Facility Agent

From:                                           [Existing Lender] (the “Existing Lender”) and [New Lender] (the “New Lender”)

Dated:  [•]

ABB Ltd - $4,000,000,000 Term Credit Agreement

dated [•] (the “Credit Agreement”)

Words and expressions defined in the Credit Agreement have the same meaning when used herein.

We refer to Clause 22.5 (Procedure for transfer) of the Credit Agreement:

1.                                      The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 22.5 (Procedure for transfer).

2.                                      The proposed Transfer Date is [•].

3.                                      The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is [a Qualifying Lender falling within paragraph[s] [•] of the definition of Qualifying Lender]/[not a Qualifying Lender].

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).

This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details of Commitment]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

The Facility Agent confirms that it has recorded the transfer effected by this Transfer Certificate in the Register referred to in clause 22.6 (The Register) of the Credit Agreement.

[Facility Agent]

By:

SCHEDULE 5
TIMETABLES

	For the first Utilisation only	For each Utilisation after the first Utilisation

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	9.00 a.m. London time, 2 New York Business Days prior to the proposed Utilisation Date	U-3 11.00 a.m. London time

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders’ participation)	Promptly upon receipt from the relevant Borrower	Promptly upon receipt from the relevant Borrower

Each Lender to make its participation in each Advance available in accordance with Clause 5.4 (Lender’s participation)	2.00 p.m. London time on the proposed Utilisation Date	U 3.30 p.m. London time

LIBOR is fixed	Quotation Day as of 11.00 a.m. London time	Quotation Day as of 11.00 a.m. London time

“U”                                    =                     date of utilisation or, if applicable, in the case of an Advance that has already been borrowed, the first day of the relevant Interest Period for that Advance

“U-X”                      =                     X Business Days prior to date of utilisation

SCHEDULE 6
FORM OF BORROWER ACCESSION LETTER

To:                                                         [•] as Facility Agent

From:                                           [Subsidiary] and ABB Ltd

Dated:  [•]

Dear Sirs

ABB Ltd - $4,000,000,000 Term Credit Agreement

dated [•] (the “Credit Agreement”)

We refer to the Credit Agreement.  This is a Borrower Accession Letter.  Terms defined in the Credit Agreement have the same meaning in this Borrower Accession Letter unless given a different meaning in this Borrower Accession Letter.

[Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower pursuant to Clause 23.2 (Additional Borrowers) of the Credit Agreement.

[Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

[Subsidiary] is a wholly owned Subsidiary of ABB Ltd.

[Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

This Borrower Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

ABB Ltd	[Subsidiary]

By:	By:

SCHEDULE 7
FORM OF RESIGNATION LETTER

To:                                                         [•] as Facility Agent

From:                                           [resigning Borrower] and ABB Ltd

Dated:  [•]

Dear Sirs

ABB Ltd - $4,000,000,000 Term Credit Agreement

dated [•] (the “Credit Agreement”)

We refer to the Credit Agreement.  This is a Resignation Letter.  Terms defined in the Credit Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

Pursuant to Clause 23.3 (Resignation of a Borrower), we request that [resigning Borrower] be released from its obligations as a Borrower under the Credit Agreement.

We confirm that:

1.                                      no Default would result from the acceptance of this request; and

2.                                      [resigning Borrower] is under no actual or contingent liability under the Credit Agreement.

This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

ABB Ltd	[Subsidiary]

By:	By:

SCHEDULE 8
MANDATORY COST

1.                                      The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                      On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3.                                      The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent.  This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                      The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows in relation to an Advance:

E x 0.01	per cent. per annum.
300

Where:

A                                       is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                       is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Advance is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 8.3 (Default interest)) payable for the relevant Interest Period on the Advance.

C                                       is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                                       is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E                                        is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                      For the purposes of this Schedule:

(a)                                 “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 “Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                  “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                 “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                      In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                                      If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                                      Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                                 the jurisdiction of its Facility Office; and

(b)                                 any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.                                      The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the

Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                               The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                               The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                               Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.                               The Facility Agent may from time to time, after consultation with ABB and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 9
MATERIAL SUBSIDIARIES

		ABB Interest
Company Name	Jurisdiction	(%)

ABB Financial Services AB	Sweden	100

ABB AB	Sweden	100

ABB Capital B.V.	Netherlands	100

ABB International Finance Limited	Guernsey	100

ABB Holdings Inc.	United States	100

ABB Beteiligungs- und Verwaltungsges. mbH	Germany	100

ABB S.p.A.	Italy	100

ABB Schweiz AG	Switzerland	100

ABB (China) Ltd	China	100

Baldor Electric Company	United States	100

ABB Treasury Center (USA), Inc.	United States	100

SCHEDULE 10
FORM OF INCREASE CONFIRMATION

To:                                                         [•] as Facility Agent, and ABB Ltd, for and on behalf of each Obligor

From:                                           [the Increase Lender] (the “Increase Lender”)

Dated:

ABB Ltd - $4,000,000,000 Term Credit Agreement

dated [•] (the “Credit Agreement”)

We refer to the Credit Agreement.  This is an Increase Confirmation.  Terms defined in the Credit Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

We refer to Clause 2.2 (Increase).

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it were an Original Lender under the Credit Agreement.

The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [•].

On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

The Increase Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is [a Qualifying Lender falling within paragraph[s] [•] of the definition of Qualifying Lender]/[not a Qualifying Lender].

The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase).

This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Credit Agreement has been entered into on the date stated at the beginning of this Credit Agreement.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details of Commitment and Tranches]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Credit Agreement by the Facility Agent and the Increase Date is confirmed as [ ].

Facility Agent

By:

SCHEDULE 11
FORM OF MANDATED LEAD ARRANGER ACCESSION LETTER

To:                                                         [•] as Facility Agent

From:                                           ABB Ltd

and                                                       [Name of each New Mandated Lead Arranger entity] (each a “New Mandated Lead Arranger”)

Dated:

ABB Ltd - $4,000,000,000 Term Credit Agreement

dated [•] (the “Credit Agreement”)

1.                                      We refer to the Credit Agreement.  This is a Mandated Lead Arranger Accession Letter.  Terms defined in the Credit Agreement have the same meaning in this Mandated Lead Arranger Accession Letter.

2.                                      We refer to Clause 24.1 (Accession of Mandated Lead Arrangers).

3.                                      Each New Mandated Lead Arranger agrees to assume and will assume all of its obligations corresponding to the Credit Agreement as if it was a Mandated Lead Arranger on the date of the Credit Agreement.

4.                                      The proposed Accession Date in relation to the New Mandated Lead Arranger for the purposes of paragraphs (b) and (c) of Clause 24.1 (Accession of Mandated Lead Arrangers) is [•].

5.                                      On the Accession Date, the New Mandated Lead Arranger shall become party to the Credit Agreement as a Mandated Lead Arranger in accordance with the terms of Clause 24.1 (Accession of Mandated Lead Arrangers).

6.                                      This Mandated Lead Arranger Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

ABB Ltd

By:

[New Mandated Lead Arranger]

By:

[New Mandated Lead Arranger]

By:

[New Mandated Lead Arranger]

By:

This Mandated Lead Arranger Accession Letter is accepted as a Mandated Lead Arranger Accession Letter for the purposes of the Credit Agreement by the Facility Agent.

[•] as Facility Agent

By: